                                                                    EXHIBIT 4.13

                               PURCHASE AGREEMENT

                                  by and among

                                  PALEX, INC.,
                         TEXAS PALLET ACQUISITION, INC.,
                   IFCO SYSTEMS DE MEXICO, S. DE R.L. DE C.V.,
                               TEXAS PALLET, L.P.,
                    INTERSTATE PALLET HOLDING COMPANY, INC.,
                         NATIONAL PALLET - OKLAHOMA LLC,
                       TEXAS PALLET HOLDING COMPANY, INC.,
                        TEXAS PALLET SALES COMPANY, L.P.,
                       TEXAS PALLET FREIGHT COMPANY, L.P.,
                          TEXAS PALLET RECOVERY, INC.,
                      TEXAS PALLET DE MEXICO, S.A. DE C.V.,
                               CRAIG P. CHAMBERS,
                              CHARLES M. DAVIDSON,
                               JOHN D. MACLAY, JR.
                               JAMES J. MURPHY IV,
                       1999 CHAMBERS LIMITED PARTNERSHIP,
                          THE ESTATE OF JOHN D. MACLAY,
                                       and
                              FARISH & FARISH, LLC


                           Dated as of August 4, 2000

                              PURCHASE AGREEMENT
                              ------------------

         THIS PURCHASE AGREEMENT (this "Agreement") is made as of the 4th day of
                                        ---------
August, 2000, by and among PalEx, Inc., a Delaware corporation ("PalEx"), Texas
                                                                 -----
Pallet Acquisition, Inc., a Delaware corporation that is a wholly owned subsidiary of PalEx ("Newco"), IFCO Systems de Mexico, S. de R.L. de C.V., a
                      -----
wholly owned subsidiary of Newco and PalEx ("PalEx Mexico"), Texas Pallet, L.P.
                                             ------------
("Texas Pallet"), Interstate Pallet Holding Company, Inc., National Pallet -
  ------------
Oklahoma LLC, Texas Pallet Holding Company, Inc., Texas Pallet Sales Company, L.P., Texas Pallet Freight Company, L.P., Texas Pallet Recovery, Inc.,Texas Pallet De Mexico, S.A. De C.V. ("Texas Pallet Mexico")(collectively, the "Asset
                                 -------------------                      -----
Sellers"), and Craig P. Chambers, Charles M. Davidson, John D. Maclay, Jr.,
-------
James J. Murphy IV, 1999 Chambers Limited Partnership, The Estate of John D. Maclay, and Farish & Farish LLC (the "Farish Stockholder" and together with
                                      ------------------
Craig P. Chambers, Charles M. Davidson, John D. Maclay, James J. Murphy IV, 1999 Chambers Limited Partnership, and The Estate of John D. Maclay, being collectively referred to herein, jointly and severally, as the "Owners"), which
                                                                ------
Owners are the holders of the equity ownership interests of the Companies that are not owned by another Company.

         WHEREAS, the Companies are in the businesses of buying, selling, recycling, repairing, marketing, distributing, brokering, managing and/or transporting pallets or pallet parts and providing other logistics services with respect thereto; and

         WHEREAS, the U.S. Asset Sellers desire to sell to Newco the U.S. Businesses (as defined herein) owned and operated by the U.S. Asset Sellers and in connection therewith substantially all of the assets of the U.S. Companies (except as otherwise provided herein), and Newco desires to purchase such U.S. Businesses and assets and assume certain liabilities of the U.S. Asset Sellers relating thereto, upon the terms and conditions set forth in this Agreement; and

         WHEREAS, Texas Pallet Mexico desires to sell to PalEx Mexico the Mexican Business (as defined herein) and in connection therewith substantially all of the assets of the Texas Pallet Mexico (except as otherwise provided herein), and PalEx Mexico desires to purchase such Mexican Business and assets and assume certain liabilities of Texas Pallet Mexico relating thereto, upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the Owners desire to sell, and Newco desires to purchase, all of the ownership interest of the Owners in the Target Companies;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. Definitions. Capitalized terms used in this Agreement shall have the following meanings:

         "Affiliate" of, or "Affiliated" with, a specified person or entity
          ---------          ----------
means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person or entity.

         "Agreement" has the meaning set forth in the first paragraph of this
          ---------
Agreement.

         "Antitrust Division" means the Antitrust Division of the U.S.
          ------------------
Department of Justice.

         "Asset Sellers" has the meaning set forth in the first paragraph of
          -------------
this Agreement.

         "Assets" has the meaning set forth in Section 2.1.
          ------                               -----------

         "Assumed Liabilities" has the meaning set forth in Section 2.4.
          -------------------                               -----------

         "Balance Sheet Date" has the meaning set forth in Section 3.4.
          ------------------                               -----------

         "Businesses" means the businesses of the Companies and, including,
          ----------
without limitation, the buying, selling, recycling, repairing, marketing, distributing, brokering, managing or transporting pallets or pallet parts and other logistics services with respect thereto.

         "Businesses' EBITDA" means the consolidated net income of the
          ------------------
Businesses before any deduction for (a) interest, (b) state or federal income taxes and state franchise taxes based on income, (c) depreciation, and (d) amortization, but after a charge computed at 12% per annum on post-Closing (i) increases in the Businesses' net working capital (current assets less current liabilities determined consistently with the calculation of Closing Date Net Working Capital) from the Closing Date Net Working Capital, as seasonally adjusted, and (ii) capital expenditures in excess of depreciation charges on the assets of the Businesses, all as determined in accordance with GAAP, as consistently applied by the Businesses for the fiscal year ending December 31, 2000.

         "Chep" means CHEP USA, a New York general partnership, and all its
          ----
Affiliates.

         "Chep Agreements" has the meaning set forth in Section 5.13.
          ---------------                               ------------

         "Closing" has the meaning set forth in Section 2.10.
          -------                               ------------

         "Closing Certificate" has the meaning set forth in Section 6.9.
          -------------------                               -----------

         "Closing Date" has the meaning set forth in Section 2.10.
          ------------                               ------------

         "Closing Date Balance Sheet" has the meaning set forth in Section 2.7.
          --------------------------                               -----------

         "Closing Date Net Working Capital" has the meaning set forth in Section
          --------------------------------                               -------
2.7.
---

         "Code" has the meaning set forth in Section 3.14.
          ----                               ------------

         "Company" means any one of the Companies.
          -------

         "Companies" means the Asset Sellers, National Pallet Cincinnati, LLC,
          ---------
National Pallet LLC, and National Pallet - Louisiana, L.P.

         "Companies' 401(k) Plan" has the meaning set forth in Section 5.14.
          ----------------------                               ------------

         "Companies' Accountant" has the meaning set forth in Section 2.5.
          ---------------------                               -----------

         "Company Stock" has the meaning set forth in Section 3.3.
          -------------                               -----------

         "Competitive Business" means any business that competes with the
          --------------------
Businesses of any Company, including, without limitation, any business that (a) manufactures, buys, sells, recycles, repairs, markets, distributes, brokers, manages or transports new or used pallets or pallet parts and other logistics services with respect thereto; or (b) competes with any Company for pallet lumber, pallet carcasses and pallet fasteners.

         "Contingent Purchase Price" has the meaning set forth in Section 2.5.
          -------------------------                               -----------

         "Contingent Purchase Price Estimate" has the meaning set forth in
          ----------------------------------
Section 2.5.
-----------

         "Continuing Employees" has the meaning set forth in Section 5.14.
          --------------------                               ------------

         "Dispute Notice" has the meaning set forth in Section 2.5.
          --------------                               -----------

         "Earnout Term" means the period commencing on January 1, 2000 and
          ------------
ending on December 30, 2001

         "EBITDA" means net income, before any deduction for (a) interest, (b)
          ------
state or federal income taxes and state franchise taxes based on income, (c) depreciation, and (d) amortization.

         "EBITDA Base" has the meaning set forth in Section 2.5.
          -----------                               -----------

         "EBITDA Threshold" has the meaning set forth in Section 2.5.
          ----------------                               -----------

         "Employee Benefit Plan" has the meaning set forth in Section 3.14.
          ---------------------                               ------------

         "Employee Pension Benefit Plan" has the meaning set forth in Section
          -----------------------------                               -------
3.14.
----

         "Employment Agreement" has the meaning set forth in Section 5.5.
          --------------------                               -----------

         "Encumbrances" means all liens, encumbrances, mortgages, pledges,
          ------------
security interests, conditional sales agreements, charges, options, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

         "Environmental Laws" means any Law or agreement with any Governmental
          ------------------
Authority relating to (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance, in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) the Federal
          -----------------
Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any substance.

         "Equipment" has the meaning set forth in Section 2.1.
          ---------                               -----------

         "ERISA" has the meaning set forth in Section 3.14.
          -----                               ------------

         "ERISA Affiliate" has the meaning set forth in Section 3.14.
          ---------------                               ------------

         "Excluded Assets" has the meaning set forth in Section 2.2.
          ---------------                               -----------

         "Excluded Liabilities" has the meaning set forth in Section 2.4(a).
          --------------------                               --------------

         "Expiration Date" has the meaning set forth in Section 12.8.
          ---------------                               ------------

         "Farish Stockholder" has the meaning set forth in the first paragraph
          ------------------
of this Agreement.

         "Financial Statements" has the meaning set forth in Section 3.4(a)(ii).
          --------------------                               ------------------

         "FTC" means the U.S. Federal Trade Commission.
          ---

         "GAAP" means generally accepted accounting principles applied on a
          ----
basis consistent with preceding years and throughout the periods involved.

         "Goodwill" has the meaning set forth in Section 2.1.
          --------                               -----------

         "Governmental Authority" means any federal, state, local or foreign
          ----------------------
government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

         "Hazardous Substances" means any substance listed, defined, designated
          --------------------
or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law. The term "Hazardous Substances"
                                                  --------------------
includes, without limitation, any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
          -------
1976, as amended.

         "IFCO" means IFCO Systems N.V., a Dutch public company and the parent
          ----
corporation of PalEx.

         "IFCO Ordinary Shares" means the ordinary shares of IFCO with a nominal
          --------------------
value of Euro 2.00 each.

         "Indemnified Party" has the meaning set forth in Section 8.3.
          -----------------                               -----------

         "Indemnifying Party" has the meaning set forth in Section 8.3.
          ------------------                               -----------

         "Intangible Property" has the meaning set forth in Section 3.21.
          -------------------                               ------------

         "Interim Financial Statements" has the meaning set forth in Section
          ----------------------------                               -------
3.4(a)(ii).
----------

         "Law" or "Laws" means any and all federal, state, local or foreign
          ---      ----
statutes, laws, ordinances, code, regulations, licenses, permits, approvals, consents, orders, decrees, judgments, injunctions and published rules of any Governmental Authority, including, without limitation, those covering Tax, energy, safety, health, transportation, bribery, recordkeeping, zoning, discrimination, antitrust and wage and hour matters, in each case as amended and in effect from time to time.

         "Lockup Period" has the meaning set forth in Section 11.2(a).
          -------------                               ---------------

         "Loss" or "Losses" means all liabilities, losses, claims, damages,
          ----      ------
actions, suits, proceedings, demands, assessments, adjustments, fees, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), net of insurance proceeds and income Tax effects with respect thereto (including, without limitation, income Tax benefits recognized in connection therewith and income Taxes upon any indemnification recovery thereof).

         "Management Stockholders" has the meaning set forth in Section 5.5.
          -----------------------                               -----------

         "Material Customers" has the meaning set forth in Section 3.8(a).
          ------------------                               --------------

         "Mexican Business" means the Business of Texas Pallet Mexico.
          ----------------

         "Nasdaq" means The Nasdaq Stock Market.
          ------

         "Net Working Capital" means the Companies' aggregate net working
          -------------------
capital (current assets minus current liabilities, including any current indebtedness that is not otherwise reflected in the calculation of the Purchase Price under Section 2.3(a)), which working capital shall be computed from the
            --------------
Companies books and records consistent with past practices and shall not include
(a) Excluded Assets or Excluded Liabilities, or (b) indebtedness for borrowed money included in the calculation of the Purchase Price under Section 2.3(a), to
                                                              --------------
the extent such items in clauses (a) and (b) would otherwise be included in such
                         -----------     ---
computation.

         "Newco" has the meaning set forth in the first paragraph of this
          -----
Agreement.

         "Newco EBITDA" means the consolidated net income of Newco and PalEx
          ------------
Mexico before any deduction for (a) interest, (b) state or federal income taxes and state franchise taxes based on income, (c) depreciation, and (d) amortization, but after a charge computed at 12% per annum on post-Closing (i) increases in Newco's and PalEx Mexico's working capital (current assets less current liabilities) from the combined Closing Date net working capital of the Companies and the Southwest Region Facilities, as seasonally adjusted, and (ii) capital expenditures in excess of depreciation charges on the assets of Newco and PalEx Mexico, all as determined in accordance with GAAP, as consistently applied by Newco and PalEx Mexico after the Closing and through the end of the Earnout Term.

         "Newco's Accountant" has the meaning set forth in Section 2.5.
          ------------------                               -----------

         "Newco's Representatives" has the meaning set forth in Section 5.1.
          -----------------------                               -----------

         "NP Cincinnati" means NP Cincinnati LLC, a Delaware limited liability
          -------------
company.

         "NP Louisiana" means NP Louisiana LLC, a Delaware limited liability
          ------------
company.

         "NP LLC" means NP LLC, a Delaware limited liability company.
          ------

         "1934 Act" means the Securities Exchange Act of 1934, as amended.
          --------

         "1933 Act" means the Securities Act of 1933, as amended.
          --------

         "Owners"has the meaning set forth in the first paragraph of this
          ------
Agreement.

         "Parent Company" has the meaning set forth in Section 5.12.
          --------------                               ------------

         "Parent Companies" has the meaning set forth in Section 5.12.
          ----------------                               ------------

         "PalEx" has the meaning set forth in the first paragraph of this
          -----
Agreement.

         "PalEx Mexico" has the meaning set forth in the first paragraph of this
          ------------
Agreement.

         "PalEx's Retirement Plan" has the meaning set forth in Section 5.14.
          -----------------------                               ------------

         "PalEx's Health Plans" has the meaning set forth in Section 5.14.
          --------------------                               ------------

         "Permits" has the meaning set forth in Section 3.9.
          -------                               -----------

         "Permitted Encumbrances" means (a) Encumbrances for property or ad
          ----------------------
valorem Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Companies' books in accordance with GAAP, (b) obligations under operating and capital leases described on Schedule 3.7(b), and (c) such
                                                ---------------
other liens that do not, in any material respect, affect the intended use, value or marketability of any asset of the Companies.

         "Plan" has the meaning set forth in Section 3.14.
          ----                               ------------

         "Purchase Price" has the meaning set forth in Section 2.3.
          --------------                               -----------

         "Qualified Plans" has the meaning set forth in Section 3.14(c).
          ---------------                               ---------------

         "Reference Price" means $21.00.
          ---------------

         "Required Net Working Capital" has the meaning set forth in Section
          ----------------------------                               -------
2.7.
---

         "Restricted Shares" has the meaning set forth in Section 11.1.
          -----------------                               ------------

         "Rule 144" means Rule 144 as promulgated under the 1933 Act.
          --------

         "SEC" means the Securities and Exchange Commission.
          ---

         "Stockholders" means the Owners, collectively and jointly and
          ------------
severally, other than The Estate of John D. Maclay.

         "Southwest Region Facilities" has the meaning set forth in Section 2.5.
          ---------------------------                               -----------

         "Target Companies" means NP Cincinnati LLC, NP LLC, and NP Louisiana
          ----------------
LLC.

         "Taxes" has the meaning set forth in Section 3.16.
          -----                               ------------

         "Territory" has the meaning set forth in Section 9.1(a)(i).
          ---------                               -----------------

         "Texas Pallet" has the meaning set forth in the first paragraph of this
          ------------
Agreement.

         "Texas Pallet Mexico" has the meaning set forth in the first paragraph
          -------------------
of this Agreement.

         "Third Accounting Firm" has the meaning set forth in Section 2.5.
          ---------------------                               -----------

         "Third Person" has the meaning set forth in Section 8.3.
          ------------                               -----------

         "U.S. Asset Sellers" means all the Asset Sellers other than Texas
          ------------------
Pallet Mexico.

         "U.S. Businesses" means all the Businesses other than the business of
          ---------------
Texas Pallet Mexico.

         "Year-End Financial Statements" has the meaning set forth in Section
          -----------------------------                               -------
3.4(a)(i).
---------

         1.2. Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in Section 1.1 and elsewhere in this
                                           -----------
         Agreement include the plural as well as the singular;

                  (b) all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with GAAP; and

                  (c) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II
                             THE PLAN OF ACQUISITION

         2.1. The Acquisition. Upon the terms and subject to the conditions of this Agreement, at the Closing, (i) the Owners shall sell and convey to Newco, and Newco agrees to purchase, all ownership interests in the Target Companies,
(ii) the U.S. Asset Sellers shall, and the Stockholders shall cause the U.S. Asset Sellers to, sell, convey, transfer, assign and deliver to Newco, and Newco agrees to purchase from the U.S. Asset Sellers, all of the U.S. Asset Sellers' right, title and interest in the U.S. Asset Sellers' respective assets, properties, U.S. Businesses, franchises, goodwill and rights of every kind and character, tangible or intangible, real or personal, whether owned or leased, and (iii) Texas Pallet Mexico shall, and the Stockholders shall cause Texas Pallet Mexico to, sell, convey, transfer, assign and deliver to PalEx Mexico, all of Texas Pallet Mexico's right, title and interest in Texas Pallet Mexico's assets, properties, Mexican Business, franchises, goodwill and rights of every kind and character, tangible or intangible, real or personal, whether owned or leased, in the case of clauses (i), (ii), and (iii), free and clear of all
                       -----------  ----      -----
Encumbrances other than Permitted Encumbrances and any created by Newco, PalEx Mexico, or PalEx, as the case may be, other than Excluded Assets (the items described in clauses (ii) and (iii) being herein collectively referred to as the
             ------------     -----
"Assets"). Without limiting the generality of the foregoing, the Assets shall
 ------
consist of all assets of the Asset Sellers (other than the Excluded Assets), including, without limitation, the following:

                  (a) all (i) cash and cash equivalents, (ii) accounts and notes receivable of the Asset Sellers, (iii) inventory (including, without limitation, spare parts inventory) and (iv) work-in-process of the Asset Sellers;

                  (b) all right, title and interest in, to and under all existing contracts and agreements, written and verbal to which any Asset Seller is a party, including, without limitation, those contracts and agreements identified in Schedule 3.8;
                                      ------------

                  (c) vehicles and other transportation equipment of the Asset Sellers, including, without limitation, the vehicles and other transportation equipment set forth on Schedule 3.7;
                                               ------------

                  (d) all of the furniture, fixtures, equipment, machinery, tools, appliances, telephone systems, copy machines, fax machines, implements, spare parts, supplies and all other tangible personal property of every kind and description owned or leased by any Asset Seller (the "Equipment"), including, without limitation, the Equipment
                      ---------
         set forth on Schedule 3.7;
                      ------------

                  (e) to the extent assignable, all right, title and interest in, to and under all Permits owned or possessed by the Asset Sellers and relating to the Businesses of the Asset Sellers or all or any of the Assets, including, without limitation, the Permits of the Asset Sellers set forth in Schedule 3.9;
                              ------------

                  (f) all customer lists, sales records, credit data and other information relating to customers of the Asset Sellers, the name "Texas Pallet," and "National Pallet" and any derivations thereof, any trade names or other assumed names under which the Asset Sellers operate, all right, title and interest in, to and under all intangible property of the Asset Sellers, the goodwill associated therewith and the rights and privileges of the Asset Sellers used in the conduct of their Businesses and the right to recover for infringement thereon, including, without limitation, the intangible property set forth on Schedule 3.21
                                                          -------------
         (collectively, the "Goodwill");
                             --------

                  (g) copies of the Asset Sellers' books, records, papers and instruments of whatever nature and wherever located that relate to the Businesses of the Asset Sellers or the Assets or that are required or necessary in order for Newco to conduct the Businesses of the Asset Sellers from and after the Closing in the manner in which they were being conducted before the Closing;

                  (h) to the extent relating to Assumed Liabilities, all insurance proceeds and insurance claims of the Asset Sellers relating to the Businesses of the Asset Sellers or all or any part of the Assets, and to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that any Asset Seller is entitled to enforce with respect to the Assets against its predecessors in title to the Assets, if any;

                  (i) all right, title and interest of the Asset Sellers in computer equipment and hardware, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, networking equipment, and any and all parts and appurtenances thereto, together with all software and intellectual property used by the Asset Sellers with such computer equipment and hardware, to the extent such software and intellectual property is assignable;

                  (j) all right, title and interest of the Asset Sellers in, to and under all rights, privileges, claims, causes of action, and options relating to or pertaining to the foregoing assets; and

                  (k) all other or additional privileges, rights, interests, properties and assets of the Asset Sellers of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, their respective Businesses as conducted prior to the date hereof or proposed to be conducted after the date hereof, provided that the foregoing provisions of this clause shall not include claims any Asset Seller may have against its officers or directors for acts or failures to act prior to the Closing.

         2.2. Excluded Assets. It is expressly understood and agreed that the Assets shall not include, and Newco or PalEx Mexico, as the case may be, shall not purchase and the respective Asset Sellers shall not sell or transfer to Newco or PalEx Mexico, as the case may be, the following assets (collectively, the "Excluded Assets"):
     ---------------

                  (a) agreements with, or rights or claims of the Asset Sellers or the Owners against Chep, except with respect to accounts receivable and work-in-process;

                  (b) capital stock or membership or partnership interests of a Company in another Company;

                  (c) all insurance proceeds and claims of the Companies with respect to Excluded Liabilities;

                  (d) the assets specifically described on Schedule 2.2.
                                                           ------------

         2.3.  Purchase Price.

                  (a) At the Closing, Newco shall pay the Owners and the Asset Sellers an aggregate purchase price for the ownership interests of the Target Companies and the Assets, respectively, of $63,000,000, less the Companies' indebtedness for borrowed money as of the Closing Date (the "Purchase Price").
          --------------

                  (b) 72.8328% of the Purchase Price shall be payable at the Closing in cash, by wire transfer to such accounts as may be specified in writing by the Asset Sellers and the Owners at least three business days before the Closing Date.

                  (c) At the Closing, Newco and PalEx shall cause IFCO to issue to the Companies and the Owners a number of IFCO Ordinary Shares equal to (i) 27.1672% of the Purchase Price divided by (ii) the Reference Price, which quotient shall be rounded to the nearest whole number (with .5 being rounded to the next highest whole number).

The Purchase Price shall be allocated among the U.S. Asset Sellers, Texas Pallet Mexico and the Owners and payable as set forth in Schedule 2.3.
                                                  ------------

         2.4. Liabilities.

                  (a) As further consideration for the purchase of the Assets, at the Closing Newco shall assume and agree to pay or perform: (i) the normal course payables and accruals of the Asset Sellers relating to their Businesses, and (ii) the Asset Sellers' liabilities and obligations under the contracts and agreements described in Section
                                                                     -------
         2.1(b), to the extent such liabilities and obligations arise under such
         ------
         contracts and agreements after the Closing and are not reflected as normal course payables or accruals in clause (i); provided, however,
                                               ----------  --------  -------
         that notwithstanding anything to the contrary contained herein, neither PalEx nor Newco shall assume or be liable for: (A) any liabilities or obligations of the Asset Sellers, whether or not known, absolute or contingent, including, without limitation, liabilities and obligations of the Asset Sellers relating to the period prior to the Closing, except to the extent described in clauses (i) and (ii); (B) any fees,
                                           -----------     ----
         expenses, finder's fees, brokerage commissions or advisory fees, expenses or commissions that are obligations or liabilities of the Asset Sellers or Owners and that relate to the consummation of the transactions contemplated by this Agreement; (C) any Loss with respect to, arising out of or from any claim, action, suit or proceeding, whether disclosed or not, or now or hereafter arising, including any claim arising out of or relating to (1) any liability or obligation of any Asset Seller under any agreement, contract or undertaking by which such Asset Seller is bound, to the extent such liability or obligation is not specifically assumed by Newco under clause (i) or (ii) of this
                                                    ----------    ----
         Section 2.4(a), or (2)
         --------------
         any violation by any Asset Seller of any Law, including, without limitation, any Environmental Law; (D) liabilities or obligations of any Asset Seller with respect to claims by employees (other than obligations for the payment of current compensation to the extent assumed under clause (i)), workmen's compensation, employee benefit
                       ----------
         plans, product warranties or liabilities; (E) any Taxes of any Asset Seller or the Owners resulting from the transactions contemplated by this Agreement; (F) any obligations or liabilities of any Asset Seller or any Owner to Chep (other than normal course payables and accruals assumed under clause (i), all of which payables and accruals shall be
                       ----------
         specifically reflected in the Net Working Capital as of the Closing Date, and (G) forklift lease obligations of USA Pallet Co. that were guaranteed by a Company (collectively, the "Excluded Liabilities").
                                                     --------------------

                  (b) The liabilities and obligations of the Asset Sellers to be assumed by Newco pursuant to the provisions of Section 2.4(a)(i) and
                                                        -----------------
         (ii) are herein referred to as the "Assumed Liabilities." Neither PalEx
         ----                                -------------------
         nor Newco assumes or agrees to pay, perform or discharge, or shall be responsible for, Excluded Liabilities, whether accrued, absolute, contingent or otherwise. The Owners and the Asset Sellers agree that the Asset Sellers shall remain solely responsible and liable for the Excluded Liabilities.

         2.5.  Contingent Purchase Price.

                  (a) The Management Stockholders shall have primary control of, and authority and responsibility for, the operations Newco and PalEx Mexico during the Earnout Term.

                  (b) Effective as of January 1, 2001, PalEx shall cause the assets and operations of the facilities listed on Schedule 2.5 (the
                                                           ------------
         "Southwest Region Facilities") to be transferred to Newco and shall
          ---------------------------
         cause Newco to assume the liabilities and obligations relating to such facilities. None of the operations of the Businesses or, after January 1, 2001, the Southwest Region Facilities will be transferred from Newco prior to the expiration of the Earnout Term without the prior written consent of the Management Stockholders. Prior to the transfer of the Southwest Region Facilities to Newco, the Management Stockholders shall advise the PalEx regional management currently responsible for the operations of the Southwest Region Facilities on changes in the operations of such facilities that the Management Stockholders desire in good faith to be made before the end of fiscal 2000, and PalEx agrees to use its commercially reasonable efforts to effect such changes in a timely manner in consultation with the Management Stockholders.

                  (c) If

                      (i) the Businesses' EBITDA for 2000 exceeds $11,000,000, and

                      (ii) Newco EBITDA for 2001 exceeds the sum of (A) $18,500,000 plus (B) the excess, if any, the EBITDA Base over the Businesses' EBITDA for 2000 (with the sum of clauses (A) and (B) being herein referred to
                                   -----------     ---
                            as the "EBITDA Threshold"),
                                    ----------------

         then Newco shall pay the Asset Sellers and Owners additional consideration for the Assets and the ownership interests in the Target Companies (the "Contingent Purchase Price") in an amount calculated by
                         -------------------------
         multiplying $3,000,000 by the following fraction:


              the excess, if any, of (A) Newco EBITDA for 2001 over
                            (B) the EBITDA Threshold
             -------------------------------------------------------
                          $21,000,000 minus $18,500,000

         ; provided, however, that in no event shall the Contingent Purchase
           --------  -------
         Price exceed $3,000,000.

                  For purposes of this Agreement, the term "EBITDA Base" shall
                                                            -----------
         mean (1) $11,800,000 less (2) the product of $1,280,000 multiplied by a fraction, the numerator of which shall be the number of days remaining in the calendar year 2000 after the Closing Date, and the denominator of which shall be 366.

                  (d) The dollar amounts set forth in clauses (i) and (ii) of,
                                                      -----------     ----
         and in the fraction described in, Section 2.5(c) were computed based on
                                           --------------
         the Companies' budget for 2000 and 2001, which budget reflects projected results of operations computed consistent with the Companies' past practices and not in accordance with GAAP. Such dollar amounts shall be adjusted to the extent necessary to reflect changes in the Businesses' EBITDA for 2000 and Newco EBITDA for 2001 arising as a result of calculating results of operations in accordance with GAAP and not in accordance with the accounting principles applied by the Companies before the date of this Agreement. For example, the references to $11,000,000 in clause (c)(i) is based on the Companies'
                                      -------------
         adjusted 2000 budgeted EBITDA of $11,400,000. This amount was not calculated in accordance with GAAP. Consequently, the reference to $11,000,000 shall be proportionately adjusted to reflect any changes to EBITDA resulting from the application of GAAP to the calculation of the Companies' budgeted results of operations for 2000. For purposes of this Section 2.5(d), GAAP shall mean the GAAP reflected in the 1999
              --------------
         financial statements of the Companies audited by Arthur Andersen LLP in connection the transactions contemplated by this Agreement.

                  (e) The payment of the Contingent Purchase Price, if any, shall be payable to the Asset Sellers and Owners in cash, by wire transfer to such accounts as may be specified in writing by the Asset Sellers and Owners at least three business days before the date on which such Contingent Purchase Price becomes payable.

                  (f) Within 90 days following the completion of the Earnout Term, Newco shall prepare from its and PalEx Mexico's books and records, which shall be consistently maintained during the Earnout Term in accordance with GAAP, and deliver to the Asset Sellers and Owners a schedule reflecting its good faith estimate of the Newco EBITDA for 2000 and 2001 and the amount of the Contingent Purchase Price, if any (such estimate of the Contingent Purchase Price being herein referred to as the "Contingent Purchase Price Estimate"). Within 30 days after
                    ----------------------------------
         Newco's delivery of the Contingent Purchase Price Estimate, the Asset Sellers and Owners shall notify Newco in writing if they dispute the amounts set forth in the Contingent Purchase Price Estimate (a "Dispute
                                                                         -------
         Notice"), providing reasonable details of the reasons for their dispute
         ------
         and the Asset Seller's and Owner's recalculation of the disputed amount. If the Asset Sellers and Owners do not provide a Dispute Notice within such 30-day period, then the amounts set forth in the Contingent Purchase Price Estimate shall be final, conclusive and binding on the parties hereto. If the Asset Sellers and Owners provide a Dispute Notice within such 30-day period, then the Asset Sellers and Owners and Newco shall endeavor in good faith to promptly resolve the dispute described therein. If the Asset Sellers and Owners and Newco are unable to resolve such dispute within 30 days of the date of the Dispute Notice, then such dispute shall be referred to Newco's independent public accountants ("Newco's Accountant") and the Asset Sellers' and
                              ------------------
         Owner's independent public accountants (the "Companies' Accountant"),
                                                      ---------------------
         who shall endeavor in good faith to resolve such dispute and whose joint determination shall be final, conclusive and binding on the parties hereto. If Newco's Accountant and the Companies' Accountant are unable to resolve such dispute within 15 days, then Newco's Accountant and the Companies' Accountant shall mutually choose an independent accounting firm with a national reputation (the "Third Accounting
                                                          ----------------
         Firm") to resolve such dispute, and the Third Accounting Firm's
         ----
         determination of such dispute shall be final, conclusive and binding on the parties hereto. Newco shall be responsible for any fees and expenses of Newco's Accountant in connection with services provided under this Section 2.5(f), and the Asset Sellers and Owners shall be
                    --------------
         responsible for any fees and expenses of the Companies' Accountant in connection with services provided under this Section 2.5(f). The fees
                                                      --------------
         and expenses charged by any Third Accounting Firm for services performed under this Section 2.5(f) shall be apportioned between the
                              --------------
         Asset Sellers and Owners and Newco on the basis of the determination of the Third Accounting Firm in relation to the determinations by each of the Asset Sellers and Owners, on the one hand, and Newco, on the other. For example, if (x) the Contingent Purchase Price Estimate sets forth that the Contingent Purchase Price is $1,000,000, (y) the Dispute Notice provides that the Contingent Purchase Price should be $2,000,000, (z) Newco's Accountant and the Companies' Accountant are unable to resolve such dispute and the Third Accounting Firm determines in accordance with the terms hereof that the Final Contingent Purchase Price is $1,800,000, then Newco shall be liable for 80% of the Third Accounting Firm's fees and expenses and the Asset Sellers and Owners shall be liable for the remaining 20% of such fees and expenses.

                  (g) Notwithstanding anything to the contrary contained herein, the Asset Sellers and Owners may, but shall not be required to, cause the Newco EBITDA to be calculated, if not already so calculated, to reflect the following: (i) the elimination of any general apportionments of corporate overhead to Newco or PalEx Mexico by PalEx or IFCO, but reasonable charges and reasonable overhead allocations for specific services provided by PalEx, IFCO or other IFCO Affiliates to Newco or PalEx Mexico shall not be eliminated; (ii) the valuation of transactions between Newco and PalEx Mexico and PalEx, IFCO or other Affiliates of IFCO at fair market value, as if such transactions were with independent third parties in arms'-length transactions; (iii) the elimination of any gains or losses realized on the sale, exchange, condemnation, expropriation or other disposition or destruction or loss in value of Newco's or PalEx Mexico's capital assets or other depreciable or amortizable property, provided such losses were not the
                                              --------
         direct or indirect result of the gross negligence or willful misconduct of the Management Stockholders in the management or supervision of the operations of Newco or PalEx Mexico; (iv) the elimination of adjustments for any physical inventory of the assets of the Companies conducted within 30 days after the Closing; and (v) the elimination of charges and credits that would be classified as "extraordinary items" under GAAP; provided (A) such adjustments are calculated in good faith
                     --------
         by, and at the expense of, the Asset Sellers and Owners and the details thereof are provided in the Dispute Notice; (B) if the Asset Sellers and Owners include any such adjustments in a Dispute Notice, then for 15 days Newco shall be entitled to adjust the Contingent Purchase Price Estimate or Contingent Purchase Price calculation, as the case may be, to reflect any other adjustments of the type described in clauses (i)
                                                                   -----------
         through (v) that were not previously reflected in the calculation of
                 ---
         the Contingent Purchase Price Estimate or the Contingent Purchase Price, as the case may be, and amend the Contingent Purchase Price Estimate and its calculation of the Contingent Purchase Price to reflect such adjustments; and (C) the total of the adjustments by the Asset Sellers and Owners and Newco under this Section 2.5(d) have a net
                                                       --------------
         effect on the Contingent Purchase Price in excess of $25,000.

                  (h) The amount of the Contingent Purchase Price, if any, shall be due and payable to the Asset Sellers and Owners by Newco five business days after the amount thereof has become final and binding on the parties in accordance with this Section 2.5.
                                             -----------

                  (i) Newco and PalEx Mexico shall provide the Asset Sellers and Owners and the Companies' Accountant with reasonable access to its books and records during normal business hours for the sole purpose of confirming Newco's calculation of the Contingent Purchase Price Estimate and the Contingent Purchase Price and determining the adjustments described in Section 2.5(d).
                                  --------------

                  (j) Until the end of the Earnout Term, neither Newco nor PalEx Mexico will, and PalEx will not cause Newco or PalEx Mexico to, liquidate, dissolve, merge with or otherwise acquire or relocate the business of, or sell substantially all the assets of Newco or PalEx Mexico to, any other person or entity without the prior consent of the Asset Sellers and Owners, which consent shall not be unreasonably withheld or delayed.

                  (k) If the employment of more than one Management Stockholder is terminated without "cause," as determined in accordance with the Employment Agreements, prior to the expiration of the Earnout Term, then the Contingent Purchase Price shall be $3,000,000 and shall be due and payable immediately upon the termination of the second Management Stockholder.

         2.6.  Conveyance Documents.

                  (a) At the Closing, the Asset Sellers shall execute and deliver to Newco and PalEx Mexico, respectively, (i) completed Bills of Sale and Assignment and Assumption Agreements, in a reasonably acceptable form, covering all of the Assets, and (ii) a certificate of title to any Asset covered by a certificate of title. At all times hereafter as may be necessary, the Asset Sellers shall execute and deliver to Newco and PalEx Mexico such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Newco and PalEx Mexico, respectively, good and indefeasible title to the Assets, free and clear of all Encumbrances other than Permitted Encumbrances and to comply with the purposes and intent of this Agreement.

                  (b) At the Closing, the Owners shall execute such stock powers or other assignments as shall be reasonably necessary or appropriate to vest in Newco good and indefeasible title to the ownership interests of the Target Companies, free and clear of all Encumbrances other than Permitted Encumbrances and to comply with the purposes and intent of this Agreement.

                  (c) At the Closing, Newco and PalEx Mexico shall respectively execute and deliver to the Asset Sellers a completed Bill of Sale and Assignment and Assumption Agreement, in a reasonably acceptable form, providing for Newco's assumption of the Assumed Liabilities.

         2.7.  Post Closing Working Capital Adjustment.

                  (a) Not later than 90 days following the Closing Date, Newco shall prepare a balance sheet of the Companies as of the Closing Date (the "Closing Date Balance Sheet") and deliver to the Asset Sellers and
               --------------------------
         the Owners, in accordance with this Section 2.7, the Closing Date
                                             -----------
         Balance Sheet and a calculation of the Net Working Capital from the Closing Date Balance Sheet (the "Closing Date Net Working Capital").
                                          --------------------------------
         The Closing Date Balance Sheet shall be prepared from the books and records of the Companies using the same accounting practices as employed in the preparation of the Financial Statements. All of the parties hereto shall cooperate in good faith with each other in the preparation of the Closing Date Balance Sheet and calculation of the Closing Date Net Working Capital. The Asset Sellers and the Owners shall have access at all reasonable times to review work papers, books and records relating to the preparation of the Closing Date Balance Sheet.

                  (b) For purposes of this Agreement, the term "Required Net
                                                                ------------
         Working Capital" shall mean an amount equal to (i) the sum of the
         ---------------
         Companies' cash, other current assets, accounts receivable, and inventory, less (ii) the Companies' current liabilities, which amounts described in clauses (i) and (ii) shall be calculated as follows:
                      -----------     ----


         Item                          Amount or Formula for Determining
         ----                          ---------------------------------
         Cash                          $225,000

         Other current assets          $115,000

         Accounts receivable           The product of (i) the Companies'
                                       revenues for the 30 days immediately
                                       preceding the Closing multiplied by (ii)
                                       1.1667.

         Inventory                     The product of (i) the Companies'
                                       revenues for the 30 days immediately
                                       preceding the Closing multiplied by (ii)
                                       .32.

         Current liabilities The product of (i) the Companies' revenues for the 30 days immediately preceding the Closing multiplied by (ii) .80.

                  The Required Net Working Capital shall be computed by Newco and provided to the Asset Sellers and Owners at the same time as it delivers the Closing Date Balance Sheet to such parties. The accounts receivable, inventory and current liabilities described above shall be calculated from the books and records of the Companies as of the Closing Date using the same accounting practices in calculating such amounts as employed in the preparation of the Financial Statements. All of the parties hereto shall cooperate in good faith with each other in the preparation of the Required Net Working Capital. The Asset Sellers and the Owners shall have access at all reasonable times to review work papers, books and records relating to the preparation of the Required Net Working Capital.

                  (c) The Asset Sellers and the Owners shall have the right to dispute the calculation of the Closing Date Net Working Capital and Required Net Working Capital by giving written notice of dispute to Newco within 30 days after the Closing Date Net Working Capital and Required Working Capital calculation has been given to such parties. Such notice shall set forth in detail the reasons for the dispute and the proposed adjustments to the Closing Date Net Working Capital and the Required Working Capital. If the Asset Sellers and the Owners do not provide a notice of dispute to Newco within such 30-day period in accordance with the foregoing, the Closing Date Balance Sheet and calculations of Closing Date Net Working Capital and Required Working Capital as
         prepared by Newco shall become final and binding. If the Asset Sellers and Owners provide notice of dispute to Newco within such 30-day period in accordance with the foregoing, all parties shall endeavor in good faith to promptly resolve the dispute. If the parties are unable to reach agreement on all of the disputed items during such 30-day period, then such dispute shall be referred to Newco's Accountant and the Companies' Accountant, who shall endeavor in good faith to resolve such dispute and whose joint determination shall be final, conclusive and binding on the parties hereto. If Newco's Accountant and the Companies' Accountant are unable to resolve such dispute within 15 days, then Newco's Accountant and the Companies' Accountant shall mutually choose the Third Accounting Firm to resolve such dispute, and the Third Accounting Firm's determination of such dispute shall be final, conclusive and binding on the parties hereto. Newco shall be responsible for any fees and expenses of Newco's Accountant in connection with services provided under this Section 2.7(c), and the
                                                      --------------
         Companies shall be responsible for any fees and expenses of the Companies' Accountant in connection with services provided under this
         Section 2.7(c). The fees and expenses charged by any Third Accounting
         --------------
         Firm for services performed under this Section 2.7(c) shall be
                                                --------------
         apportioned between the Asset Sellers and Owners and Newco on the basis of the determination of the Third Accounting Firm in relation to the determinations by each of the Asset Sellers and Owners, on the one hand, and Newco, on the other hand, as described in Section 2.5(f).
                                                             --------------

                  (d) If the Closing Date Net Working Capital, as finally prepared and binding upon the parties in accordance with this Section
                                                                       -------
         2.7 is different from the Required Net Working Capital, then within 10
         ---
         days after such determination, (i) Newco shall refund to the Asset Sellers and the Owners an amount in cash equal to the amount by which the Closing Date Net Working Capital exceeds the Required Net Working Capital or (ii) the Asset Sellers and the Owners shall refund Newco an amount in cash equal to the amount by which the Required Net Working Capital exceeds the Closing Date Net Working Capital.

         2.8. Allocation of Purchase Price. Schedule 2.8 sets forth the
                                            ------------
allocation of the Purchase Price and the Assumed Liabilities (to the extent included in the sales price for federal income Tax purposes) among the Assets and the Target Companies. Newco, PalEx Mexico, the Asset Sellers and the Owners agree that they shall not take any position or action inconsistent with such allocation in the filing of any income Tax returns.

         2.9. Consent of Third Parties. This Agreement shall not constitute any agreement to assign or transfer any Permit, instrument, contract, lease or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Newco, PalEx Mexico or any Asset Seller thereunder; and any transfer or assignment to Newco or PalEx Mexico by any Asset Seller of any interest under any such instrument, contract, lease, Permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. If any such consent or approval is not obtained on or prior to the Closing Date, the Asset Sellers shall use all reasonable efforts to obtain any such approval or consent as soon as reasonably possible after the Closing Date, and the Asset Sellers will cooperate with Newco and PalEx Mexico in any lawful arrangement (which may include Newco or PalEx Mexico acting as subcontractors of the Asset Sellers) to provide that Newco and PalEx Mexico shall receive the interest of the Asset Sellers in the benefits under any such instrument, contract, lease or other agreement or arrangement, including performance by the Asset Sellers, as agent, provided that Newco or PalEx Mexico, as the case may be, shall undertake
       --------
to pay or satisfy the corresponding expenses and liabilities for the enjoyment of such benefit to the extent Newco would have been responsible therefor hereunder if such consent or approval had been obtained. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this
Section 2.9 shall not be deemed or construed as a waiver, or an acknowledgment
-----------
of satisfaction, by Newco, PalEx Mexico or PalEx of the conditions set forth in
ARTICLE VI.
----------

         2.10. Closing. The payment of the Purchase Price, the transfer of title to the Assets, the assumption of the Assumed Liabilities and the transfer of the ownership interests of the Target Companies, and the consummation of the other transactions contemplated by this Agreement (the "Closing") shall take place at
                                                  -------
the offices of PalEx, 6829 Flintlock Road, Houston, Texas, the business day following the satisfaction of the conditions to Closing set forth in ARTICLE VI
                                                                     ----------
and ARTICLE VII or at such other time and date as Newco, PalEx Mexico, the Asset
    -----------
Sellers and the Owners may mutually agree, which date is herein referred to as the "Closing Date." The parties hereto shall endeavor in good faith to cause
     ------------
their respective conditions to Closing set forth herein to be satisfied, and the Closing to occur, on or before August 31, 2000. Subject to Section 12.1, failure
                                                           ------------
to consummate the transactions contemplated on or before August 31, 2000 or such other date and time selected pursuant to this Section 2.10 shall not result in
                                              ------------
the termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder.


                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                              AND THE ASSET SELLERS

         Each Stockholder and each Asset Seller jointly and severally represents and warrants to Newco, PalEx Mexico and PalEx as follows:

         3.1. Due Organization and Qualification. Each Company is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, which form of organization and state of organization is set forth for each Company on Schedule 3.1. Each Company is duly authorized and qualified
                    ------------
to do business and to carry on its business in the places and in the manner now conducted under all applicable Laws. Each Company has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted. Schedule 3.1 contains a list of
                                                 ------------
all jurisdictions in which each Company is authorized or qualified to do business. Complete and correct copies of the articles or certificate of incorporation, limited liability company organizational documents, limited partnership agreement and by-laws, as applicable and as amended, of each Company have been provided to

Newco. All the stock or ownership records and minute books of each Company have been made available to Newco and are correct and complete in all material respects.

     3.2.  Authorization; Non-Contravention; Approvals.

              (a) Each Asset Seller has the requisite power and authority to enter into this Agreement and to effect the transactions contemplated hereby. The Owners have the full legal right, power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement have been approved by all necessary action on the part of the board of directors, managers, members, partners or stockholders of each Company, as applicable, and by each Owner that is not an individual. No additional proceedings on the part of any Asset Seller or any Owner are necessary to authorize the execution and delivery of this Agreement or the consummation by any Asset Seller or Owner of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Asset Seller and each Owner, and, assuming the due authorization, execution and delivery hereof by PalEx, Newco and PalEx Mexico, constitutes a valid and binding agreement of each Asset Seller and each Owner, enforceable against each Asset Seller and Owner in accordance with its terms.

              (b) The execution and delivery of this Agreement by the Asset Sellers and the Owners do not, and the consummation by the Asset Sellers and the Owners of the transactions contemplated by this Agreement will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the assets of the Companies under any of the terms, conditions or provisions of, (i) the articles or certificate of incorporation, limited liability company organizational documents, partnership agreement or by-laws, as applicable, of any Company, (ii) any Law applicable to any Owner, any Company or any of the assets of any Company, or (iii) except as set forth on Schedule 3.2, any agreement, note, bond, mortgage, indenture, deed
              ------------
     of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which any Company or any Owner is now a party or by which any Company or any asset of any Company may be bound or affected.

              (c)   Except as set forth on Schedule 3.2 and as required under
                                           ------------
     the HSR Act, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by any Asset Seller or any Owner or the consummation by any Asset Seller or any Owner of the transactions contemplated hereby. Except as set forth on Schedule 3.2,
                                                                  ------------
     none of the customer contracts or other material agreements to which any Company is a party requires notice to, or the consent or approval of, any third party for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

     3.3. Capitalization. The authorized and outstanding capital stock, membership interests or partnership units, as applicable, of each Company is asset forth on Schedule 3.3 (collectively, the "Company Stock"), all of which
               ------------                     -------------
outstanding shares, membership interests, or partnership units, as applicable, are owned beneficially and of record by the Owners or the Companies, as respectively set forth on Schedule 3.3. The Owners hold, or prior to the
                          ------------
Closing, will hold good and indefeasible title in the equity interests in the Target Companies, free and clear of all Encumbrances other than Permitted Encumbrances. Except as set forth on Schedule 3.3, no subscription, option,
                                     ------------
warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates any Company to issue any of its capital stock, membership interest, or partnership unit, as applicable, or any Owner or Company to transfer any of the Company Stock or equity interests in the Target Companies, as the case may be.

     3.4.  Financial Statements.

             (a)  Attached hereto as Schedule 3.4 are complete and correct
                                     ------------
     copies of the following financial statements:

                  (i) the unaudited combined statements of financial position of the Companies as of December 31, 1997, 1998 and 1999 and the related combined statements of income and statements of cash flows and owners' equity of the Companies for the three-year period ended December 31, 1999 (collectively, the "Year-End Financial Statements");
                                                -----------------------------
                       and


                  (ii) the unaudited combined balance sheets of the Companies as of May 31, 2000 (the "Balance Sheet Date") and the
                                             ------------------
                       related combined statements of income and statements of cash flows for the five-month period ended on the Balance Sheet Date (collectively, the "Interim Financial
                                                      -----------------
                       Statements" and, together with the Year-End Financial
                       ----------
                       Statements, the "Financial Statements").
                                        --------------------

             (b) The Year-End Financial Statements have been prepared from the books and records of the Companies on the accrual basis in conformity with the normal accounting practices of the Companies, applied on a consistent basis, and present fairly in all material respects the combined financial position and results of operations of the Companies as of the dates of such statements and for the periods covered thereby. The Interim Financial Statements have been prepared from the books and records of the Companies on the accrual basis in conformity with the normal accounting practices of the Companies, applied on a consistent basis, and present fairly in all material respects the combined financial position of the Companies as of the date of such statement. The books of account of the Companies have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Companies have been properly recorded therein in all material respects.

         3.5. Liabilities and Obligations. Except as set forth in Schedule 3.5
                                                                  ------------
and Schedule 3.15, the Companies did not have at the Balance Sheet Date, nor
    -------------
have they incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) that are accrued or reserved against in the Financial Statements or (ii) that were incurred after the Balance Sheet Date and were incurred in the ordinary course of business, consistent with past practices and (b) liabilities and obligations that (i) are of a nature not required by GAAP to be reflected in the Financial Statements, (ii) were incurred in the normal course of business and (iii) are described on Schedule 3.5.
                                                            ------------

         3.6. Accounts and Notes Receivable. Schedule 3.6 sets forth an accurate
                                             ------------
list of the accounts and notes receivable of the Companies as of the Balance Sheet Date and as of the close of business on December 31, 1999. Receivables from and advances to employees, any Owner or holder of any equity interest in any Company, and any entities or persons related to or Affiliated with any Owner or other holder of an equity interest in any Company are separately identified on Schedule 3.6. Schedule 3.6 sets forth an accurate aging of all accounts and
   ------------  ------------
notes receivable of the Companies as of the Balance Sheet Date, showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Companies, including without limitation those set forth in the Interim Financial Statements and those set forth on Schedule 3.6 as of the close of business on
                                  ------------
December 31, 1999, are bona fide receivables, were acquired in the ordinary course of business, and are stated in accordance with GAAP. The allowance for doubtful accounts included in the Interim Financial Statements or described on
Schedule 3.6 is sufficient to cover the uncollectible accounts receivable of the
------------
Companies.


         3.7.  Assets.

                  (a) Schedule 3.7 sets forth an accurate list as of the Balance
                      ------------
         Sheet Date of all (i) inventory of the Companies, and (ii) all machinery and equipment of the Companies, excluding items of machinery and equipment with a cost basis of less than $5,000 or that are leased from third parties.

                  (b) Schedule 3.7 includes a complete and correct list of
                      ------------
         leases for all real property leased by any Company and descriptions of all real property on which buildings, warehouses, workshops, garages and other structures used in the operation of the Busi ness of such Company are situated. True and complete copies of such leases have been previously provided to PalEx. All leases set forth on Schedule 3.7 are
                                                               ------------
         in full force and effect and constitute valid and binding agreements of the parties thereto and are enforceable in accordance with their respective terms.

                  (c) Schedule 3.7 includes complete copies of all title reports
                      ------------
         and title insurance policies possessed by the Companies with respect to assets of the Companies consisting of leased real property. The Companies own no fee title to any real property.

                  (d) Schedule 3.7 indicates any significant asset used in the
                      ------------
         operation of any Business that is currently owned by an Owner, holder of any equity interest in any Company or Affiliates of any Company or Owner.

                  (e) Except as specifically identified on Schedule 3.7, all of
                                                           ------------
         the tangible assets of the Companies, including, without limitation, all the vehicles and other significant machinery and equipment of any Company listed on Schedule 3.7, are in good working order and
                           ------------
         condition, ordinary wear and tear excepted, and have been maintained in accordance with standard industry practices.

                  (f) Schedule 3.7 includes a summary description of all
                      ------------
         contractual commitments of any Company involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business.

                  (g) Each Company has good title to its respective owned assets, and the Companies hold their respective assets free and clear of all Encumbrances, other than Permitted Encumbrances and the Encumbrances set forth on Schedule 3.7.
                                   ------------

                  (h) Except for the Excluded Assets and as set forth on
         Schedule 3.7, the assets of the Companies constitute all the assets
         ------------
         used in, or reasonably necessary for, the operation of the Businesses as conducted at the Balance Sheet Date and are either owned by a Company or leased or licensed under valid and enforceable agreements.

         3.8.  Material Customers, Contracts and Bartering Commitments.

                  (a) Schedule 3.8 sets forth an accurate list of all customers
                      ------------
         representing 5% or more of the Companies' combined revenues for the year ended December 31, 1999 and the five-month period ended on the Balance Sheet Date (the "Material Customers").
                                  ------------------

                  (b) Schedule 3.8 sets forth an accurate list of all material
                      ------------
        executory contracts, commitments and similar agreements to which any Company is currently a party or by which any of its assets are bound, including, but not limited to:

                      (i) all customer contracts in excess of $10,000, individually, or $25,000 in the aggregate;
                      (ii)   contracts with any labor organizations;
                      (iii)  employment agreements;
                      (iv) leases providing for annual rental payments in excess of $25,000;
                      (v)    loan agreements;
                      (vi)   pledge and security agreements;
                      (vii)  indemnity or guaranty agreements;
                      (viii) bonds;
                      (ix)   notes and mortgages;
                      (x)    joint venture or partnership agreements;
                      (xi)   options to purchase real or personal property;

                      (xii) agreements relating to the purchase or sale by any Company of assets (other than agreements relating to purchases or sales of inventory in the ordinary course of business, consistent with past practices) or securities for more than $5,000, individually, or $10,000 in the aggregate;
                      (xiii) confidentiality agreements;
                      (xiv)  noncompete or similar agreements; and
                      (xv) agreements under which any Company has any indemnification obligation.

         Prior to the date of this Agreement, each Company has made available to Newco and/or PalEx complete and correct copies of all such written agreements.

                  (c) Except to the extent set forth on Schedule 3.8, (i) no
                                                        ------------
         Material Customer has canceled or substantially reduced or is currently attempting or, to the knowledge of the Companies or the Stockholders, threatening to cancel or substantially reduce its purchases of any Company's products or services, and (ii) each Company is in compliance with all material commitments and obligations pertaining to it under the agreements described in subsection (b) and is not in default under
                                     --------------
         any such agreement, and no notice of default has been received by any
         Company with respect to any such agreement.

                  (d) No Company is a party to any governmental contracts subject to price redetermination or renegotiation. No Company is required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

                  (e) Schedule 3.8 sets forth a summary of the material terms of
                      ------------
         all material oral and all written bartering arrangements to which any Company is a party. Each Company has a sufficient supply of uncommitted inventory to fulfill its bartering obligations with third parties.

         3.9.  Permits.  Schedule 3.9 contains an accurate list of all licenses,
                         ------------
franchises, permits, transportation authorities and other governmental authorizations ("Permits") held by each Company that are material to the conduct
                 -------
of its Business.

         3.10. Environmental Matters. Except as set forth on Schedule 3.10: (a)
                                                             -------------
each Company has complied, and is in compliance with all Environmental Laws, including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Substances; (b) each Company has obtained and complied with all necessary Permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned or operated by such Company where Hazardous Substances have been treated, stored, disposed of or otherwise handled; (c) to the knowledge of the Companies and the Stockholders, there have been no "releases" or threats of

"releases" (as defined in any Environmental Laws) at, from, in or on any property owned or operated by any Company except as permitted by Environmental Laws; (d) there is no on-site or off-site location to which any Company has transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances, which is the subject of any federal, state, local or foreign enforcement action or any other investigation that could reasonably be expected to lead to any claim against PalEx or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act, or (iv) comparable state and local statutes and regulations; and (e) no Company has any contingent liability in connection with any release or disposal of any Hazardous Substance into the environment.

         3.11. Labor and Employee Relations. No Company is bound by or subject to any arrangement with any labor union. No employees of any Company are represented by any labor union or covered by any collective bargaining agreement nor, to the Companies' and the Stockholders' knowledge, is any campaign to establish such representation in progress. There is no pending or, to the Companies' and the Stockholders' knowledge, threatened labor dispute involving any Company and any group of its employees nor has any Company experienced any labor interruptions over the past five years. Except as set forth on Schedule
                                                                     --------
3.11, each Company considers its relationship with its employees to be good.
----
         3.12. Insurance. Each Company has provided PalEx true and complete copies of all insurance policies carried by such Company during the last three years and all insurance loss runs or workmen's compensation claims received for the past three policy years. All of such policies are "claims made" policies.

         3.13. Compensation; Employment Agreements. Schedule 3.13 sets forth an
                                                    -------------
accurate schedule of each Company's officers and directors and each Company's employees whose base compensation exceeds $40,000 per year, listing the rate of compensation (and the portions thereof attributable to salary, bonus, benefits and other compensation, respectively) of each such person as of (a) the Balance Sheet Date and (b) the date hereof. No Company is a party with any officer, director, stockholder, member or employee of any Company to any employment agreement or similar arrangement containing "golden parachute," change of control, or other similar provisions.

         3.14.  Employee Benefit Plans.

                  (a) Schedule 3.14 sets forth an accurate schedule of each
                      -------------
         employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")(an
                                                              -----
         "Employee Benefit Plan"), and deferred compensation arrangements
          ---------------------
         sponsored, maintained or contributed to currently by any Company or any ERISA Affiliate (each such plan and arrangement being herein referred to as a "Plan"), together with true, complete and correct copies of
                  ----
        such Plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet

         Date. Except as set forth on Schedule 3.14, no Company nor any ERISA
                                      -------------
         Affiliate sponsors, maintains or contributes, currently or at any time during the preceding five years, to any plan, program, fund or arrangement that constitutes an "Employee Pension Benefit Plan," nor does any Company or any ERISA Affiliate have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, retiree medical benefits or "excess benefit plan" (within the meaning of Section 3(36) of ERISA or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "Employee Pension Benefit Plan"
                                               -----------------------------
         shall have the same meaning given that term in Section 3(2) of ERISA, and the term "ERISA Affiliate" means any entity that is a member of the
                       ---------------
         same controlled group as any Company, as described in Section 414 of the Internal Revenue Code of 1996, as amended (the "Code"). No Company
                                                             ----
         nor any ERISA Affiliate has sponsored, maintained or contributed to any Plan pursuant to the provisions of any collective bargaining agreement at any time during the preceding five years.

                  (b) Except as set forth therein, all Plans listed on Schedule
                                                                       --------
         3.14 are in compliance in all material respects with all applicable
         ----
         provisions of ERISA, the Code and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations. All accrued contribution obligations of each Company with respect to any Plan have either been fulfilled in their entirety or are fully reflected in the Interim Financial Statements of such Company.

                  (c) Each Plan that is intended to qualify under Section 401(a) of the Code (a "Qualified Plan") has been determined by the Internal
                         --------------
        Revenue Service to be so qualified, and copies of each such determination letter is included as part of Schedule 3.14 hereof. Except
                                                    -------------
        as disclosed on Schedule 3.14, all reports and other documents required
                        -------------
        to be filed with any Governmental Authority or distributed to Plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed. True and complete copies of all such reports and other documents with respect to the past five years have been provided to PalEx. None of the Owners, any Plan or any Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred, and no Company nor any ERISA Affiliate has incurred, any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. There have been no terminations, partial terminations or discontinuances of contributions to any such Qualified Plan during the preceding five years without notice to and approval by the Internal Revenue Service and payment of all obligations and liabilities attributable to such Qualified Plan.

         3.15. Litigation and Compliance with Law. Except as set forth in
Schedule 3.15, there are no claims, actions, suits or proceedings, pending or,
-------------
to the knowledge of the Companies and the Stockholders, threatened against or affecting any Company, at law or in equity, or before or by any Governmental Authority having jurisdiction over such Company. Except as set forth in Schedule
                                                                        --------
3.15, no notice of any claim, action, suit or proceeding affecting or against
----
any

Company, whether pending or threatened, has been received by any Company. Except to the extent set forth on Schedule 3.15, each Company has complied, and is in
                           -------------
compliance, with all Laws the violation of which would affect the value or use of the Assets.

         3.16. Taxes. For purposes of this Agreement, the term "Taxes" shall
                                                                -----
mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any other Governmental Authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments. Except as set forth on Schedule 3.16, each Company has timely filed all
                       -------------
requisite federal, state, local and other tax returns for all fiscal periods ended on or before the Closing Date that were required to be filed before the Closing Date, and has duly paid in full or made adequate provision in the Financial Statements for the payment of all Taxes for all periods ending at or prior to the Balance Sheet Date. There are no examinations in progress or claims against any Company relating to Taxes payable by the Companies and no written notice of any claim for Taxes payable by the Companies, whether pending or threatened, has been received by any Company or any Owner. The amounts shown as accruals for Taxes on the Interim Financial Statements as of the Balance Sheet Date are sufficient for the payment of all Taxes for all fiscal periods ended on or before that date. True and complete copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal, state and local Tax returns of each Company for the last three fiscal years have been previously provided to PalEx.

         3.17. Absence of Changes. Since December 31, 1999, except as set forth in Schedule 3.17 and the transactions contemplated by this Agreement, each
         ------------
Company has conducted its operations in the ordinary course and there has not been:

                  (a) any material adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise), or results of operations of the Companies, taken as a whole;

                  (b) any damage, destruction or loss exceeding $10,000 (whether or not covered by insurance) affecting the properties of the Companies or the Businesses;

                  (c) any change in the authorized capital stock of any Company or their respective outstanding securities or any change in any Owner's ownership interests of any Company or any grant of any options, warrants, calls, conversion rights or commitments;

                  (d) any increase in the compensation payable or to become payable by any Company to any Owner or, except in the ordinary course of business, any of its officers, directors, managers, employees, consultants or agents;

                  (e) any work interruptions, labor grievances or employment related claims filed of any character adversely affecting the Businesses;

                  (f) any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of any Company to any person, including, without limitation, any Owner or his Affiliates, if such sale or transfer is outside the ordinary course of business or is for more than $25,000 and does not relate to sale of inventory in the ordinary course of business;

                  (g) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to any Company involving more than $10,000 individually or $25,000 in the aggregate;

                  (h) any purchase or acquisition of, or agreement or plan to purchase or acquire, any material property, rights or assets outside of the ordinary course of business of any Company;

                  (i) any waiver of any material rights or claims of any Company;

                  (j) any material breach, amendment or, except as contemplated by Section 5.13, termination of any material contract, agreement,
            ------------
         license, permit or other right to which any Company is a party or any of its property is subject; or

                  (k) except as contemplated by Sections 5.12 and 5.13, any
                                                -------------     ----
         material transaction by any Company outside the ordinary course of business.

         3.18. Accounts with Banks and Brokerages; Powers of Attorney. Each Company has provided Newco and/or PalEx (a) the name of each financial institution or brokerage firm in which such Company has accounts or safe deposit boxes; (b) the names in which the accounts or boxes are held; (c) the type of account and the cash, cash equivalents and securities held in such account as of the date of this Agreement; and (d) the name of each person authorized to draw thereon or have access thereto.

         3.19. Absence of Certain Business Practices. No Company nor any of its Affiliates has given or offered to give anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law.

         3.20. Competing Lines of Business; Related-Party Transactions. Except as set forth in Schedule 3.20, neither any Stockholder or other holder of an
                -------------
equity interest in any Company nor any other Affiliate of any Company owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any Business (excluding for this purpose each Company) which is a competitor, lessor, lessee, customer or supplier of the Business of any Company or which is a creditor or has other contractual relationships with any Company.

         3.21. Intangible Property. Schedule 3.21 sets forth an accurate list of
                                    -------------
all patents, patent applications, trademarks, service marks, trade names and copyrights and other intangible property ("Intangible Property") owned or used
                                           -------------------
by any Company. No Company has received notice of any infringement or claim of infringement of the rights of others.

         3.22. Disclosure. No representation or warranty of the Companies or the Stockholders contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF PALEX AND NEWCO

         PalEx and Newco jointly and severally represent and warrant to the Owners and Asset Sellers as follows:

         4.1. Organization. Each of PalEx and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its business in the places and in the manner now conducted. PalEx Mexico is a limited liability company duly organized, validly existing and in good standing under the laws of Mexico and is duly authorized and qualified under all applicable Laws to carry on its business in the places and in the manner now conducted.

         4.2.  Authorization; Non-Contravention; Approvals.

                  (a) Each of PalEx, Newco and PalEx Mexico has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been approved by all requisite corporate action on the part of PalEx, Newco and PalEx Mexico. This Agreement has been duly and validly executed and delivered by PalEx, PalEx Mexico and Newco, and, assuming the due authorization, execution and delivery by Asset Seller and the Owners, constitutes a valid and binding agreement of PalEx, PalEx Mexico and Newco, enforceable against PalEx, PalEx Mexico and Newco in accordance with its terms.

                  (b) The execution and delivery of this Agreement by PalEx, PalEx Mexico and Newco do not, and the consummation by PalEx, PalEx Mexico and Newco of the transactions contemplated hereby will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PalEx, PalEx Mexico or Newco or any of its subsidiaries under any of the terms, conditions or provisions of (i) the charter documents of PalEx, PalEx Mexico or Newco, (ii) any Law applicable to PalEx, PalEx Mexico or Newco or any of its properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PalEx, PalEx Mexico or Newco is now a party or by which PalEx, PalEx Mexico or Newco or any of its properties or assets may be bound or affected.

                  (c) Except as required under the HSR Act and stock exchange listing or similar agreements, and notice filing requirements under German securities Laws and the 1934 Act, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by PalEx, PalEx Mexico and Newco or the consummation by PalEx, PalEx Mexico and Newco of the transactions contemplated by this Agreement.

         4.3. IFCO Ordinary Shares. The IFCO Ordinary Shares to be issued pursuant to Section 2.3 of this Agreement, when issued in accordance with the
            -----------
terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The issuance of IFCO Ordinary Shares in accordance with the terms hereof will transfer to the respective Owners and Asset Sellers valid title to such IFCO Ordinary Shares, free and clear of all liens, encumbrances and claims of every kind except for any created by the Asset Sellers and Owners. As soon as reasonably practicable after the Closing Date, IFCO Ordinary Shares will be approved for trading on the Amtlicher Handel SMAX segment of the Frankfurt Stock Exchange and the Nasdaq National Market.

         4.4. Litigation. There are no suits, actions, or legal, administrative, arbitration or other proceedings or, to PalEx's knowledge, governmental investigations against PalEx or IFCO and its subsidiaries pending or, to PalEx's knowledge, threatened, which (a) if determined adversely to PalEx or IFCO, could reasonably be expected to result in any adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise), results of operations or prospects of PalEx or IFCO and its subsidiaries, taken as a whole, or (b) seek to prevent the consummation of the transactions contemplated hereby.

         4.5. Absence of Changes. Since March 31, 2000, there has not been any material adverse change in the business, operations, properties, condition (financial or otherwise), assets, liabilities (contingent or otherwise), or results of operations of IFCO.

         4.6. No Violation of Law. Neither IFCO, PalEx nor Newco is in violation of, nor has either of them been given notice or been charged with any violation of, any Law, except to the extent any such violation would not have a adverse effect on the businesses, financial condition or results or operation of IFCO, PalEx or either of their subsidiaries, taken as a whole.

         4.7. Disclosure. PalEx has fully provided the Asset Sellers and Owners or their representatives with all the information that they have requested in analyzing whether to consummate the transactions contemplated hereby, including, without limitation, IFCO's Annual Report on Form 20-F for the year ended December 31, 1999 and its Quarterly Report on Form 6-

K for the quarter ended March 31, 2000. None of the information so provided nor any representation or warranty of PalEx or Newco contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE V
                               CERTAIN COVENANTS

         5.1.  Access to Information.

                  (a) Until the Closing, the Asset Sellers shall, and the Owners shall cause the Companies to:

                      (i) furnish to Newco and its employees, officers, accountants, attorneys, agents, and other authorized representatives ("Newco's Representatives") all
                                              -----------------------
                            financial, operating and other data and information concerning the Companies, the Assets and the Businesses as Newco or Newco's Representatives shall from time to time reasonably request;

                      (ii) afford Newco and Newco's Representatives reasonable access to the offices, properties, books, records, contracts, and documents of the Companies during ordinary business hours; and

                      (iii) give Newco and Newco's Representatives the
                            opportunity to ask questions of, and receive answers from, authorized representatives of the Companies and its customers, suppliers and banks and similar financial institutions, provided neither Newco nor Newco's Representatives will contact any customer, supplier, bank or financial institution of the Companies prior to the Closing without the prior consent of the Companies, which consent will not be unreasonably withheld.

                  (b) No investigations by Newco or Newco's Representatives shall reduce or otherwise affect the obligations or liabilities of the Asset Sellers and Owners with respect to any representations, warranties, covenants, or agreements made herein or in any document contemplated hereby and delivered in connection with the transactions contemplated by this Agreement. The Asset Sellers and Owners will cooperate, and cause the Companies to cooperate, with Newco and Newco's Representatives in the preparation of any documents or other materials that may be required by any governmental or regulatory agency to effectuate the consummation of the transactions contemplated by this Agreement.

         5.2. Conduct of Operations Pending Closing. From the date hereof until the Closing, except as otherwise expressly permitted or contemplated by this Agreement, the Asset Sellers shall, and the Owners shall cause the Companies to:

                  (a) conduct the operations of the Businesses only in the
         usual, regular and ordinary manner and use their commercially reasonable efforts to maintain and, except as contemplated in Sections
                                                                       --------
         5.12 and 5.13, preserve the present business organization of the
         ----     ----
         Businesses intact and to keep available the services of the Businesses' present officers and employees and preserve the present relationships of the Businesses with suppliers, customers and other persons or entities having business relations with the Companies;

                  (b) maintain the Companies' books, accounts, and records relating to the Businesses on a basis consistent with past practices and in a businesslike manner in accordance with sound commercial practice, and will not institute or introduce any new methods of purchase, sale, lease, management, accounting, billing, or operation relating to Businesses that are not consistent with their past practices;

                  (c) not increase the compensation payable or to become payable to any officer, employee, or agent of the Companies, including, without limitation, any stockholder or any relatives or Affiliates of any stockholder, or change any insurance, pension, or other Employee Benefit Plan applicable to employees of the Companies, or, except in the ordinary course of business consistent with past practices, pay any commission or bonus to any of such officers, employees, or agents, including, without limitation, any stockholder or any relatives or Affiliates of any stockholder, except for changes in compensation paid to employees who are not stockholders or relatives or Affiliates of stockholders, provided such changes and bonuses are consistent with past practices of the Companies and provided Newco is advised of such changes or bonuses in advance;

                  (d) not incur or agree to incur any obligation or liability relating to the assets of the Companies or the Businesses (whether absolute, accrued, contingent or otherwise), other than working capital indebtedness and accounts payable incurred in the ordinary course of business consistent with past business practices;

                  (e) not create, assume or permit to exist any Encumbrances upon any of its assets other than Permitted Encumbrances and the Encumbrances described in Schedule 3.7;
                                   ------------

                  (f) not sell, assign, lease, or otherwise transfer or dispose of any Assets, except for sales of inventory in the ordinary course of business, consistent with past business practices, and except as contemplated in Section 5.12;
                         ------------

                  (g) not incur any capital expenditures relating to the Business or purchase any capital assets in excess of $10,000, individually, or $25,000 in the aggregate;

                  (h) not enter into any other contract or commitment or engage in any other transaction relating to the Businesses that is not in the usual and ordinary course of the Businesses consistent with past practices, except as contemplated in Sections 5.12 and 5.13;
                                              -------------     ----
                  (i) maintain all tangible assets in good operating order, condition and repair, ordinary wear and tear excepted and except for tangible assets described in the Schedules hereto as being defective or not in working condition;

                  (j) maintain in full force and effect insurance coverage relating to the Businesses and the assets of the Companies substantially equivalent to the coverage provided by the policies of insurance described in Section 3.12;
                                ------------
                  (k) not declare or pay a dividend or make a distribution of any monies, properties or assets to stockholders to the extent such dividend or distribution would cause the Closing Date Net Working Capital to be less than the Required Working Capital;

                  (l) comply in all material respects with all Laws applicable to them and to the conduct of their businesses;

                  (m) not incur or agree to incur any trade debt to any vendor or liability for borrowed money outside of the ordinary course of business;

                  (n) not make any loans or advances to or enter into any agreements with any Affiliate or Owner; and

                  (o) not take any other action that would cause or permit the representations and warranties of the Stockholders made in this Agreement to be inaccurate at the time of Closing or preclude the Stockholders from making such representations and warranties at and as of the time of the Closing.

         5.3. Consents. The Owners shall use their commercially reasonable efforts to obtain prior to the Closing all consents necessary for the consummation of the transactions contemplated by this Agreement. The Owners hereby consent to the transactions contemplated in this Agreement and waive any consent requirements set forth in any shareholder or similar agreements to which they are parties.

         5.4. Legal Opinion. At the Closing, the Asset Sellers and the Owners shall cause their legal counsel, Porter & Hedges, L.L.P. and Jackson & Kelly PLLC, to deliver to Newco, PalEx and IFCO the legal opinions set forth on
Exhibit 5.4, the form of which legal opinions shall be otherwise acceptable to
-----------
Newco, PalEx and IFCO.

         5.5.  Employment Agreements; Participation in Senior Management.

                  (a) At the Closing, PalEx and each of Craig Chambers, Charles Davidson, John Maclay, and Jim Murphy (collectively, the "Management
                                                                   ----------
         Stockholders") shall enter into an Employment Agreement in
         ------------
         substantially the form of Exhibit 5.5, which Employment Agreement shall
                                   -----------
         provide for the Management Stockholders to be employees of Newco (collectively, the "Employment Agreements").
                             ---------------------

                  (b) For the lesser of (i) two years after the Closing Date and
         (ii) the last date on which any Management Stockholder is employed by Newco, PalEx or any Affiliate of PalEx, the Management Stockholders shall be entitled to designate one Management Stockholder who is employed by Newco, PalEx or any Affiliate of PalEx to be a member, and attend meetings, of IFCO's North American senior management team.

         5.6. Release From Guarantees. Each of PalEx and Newco shall use its commercially reasonable efforts to have each Stockholder released from the personal guarantees of Assumed Liabilities, each of which guarantees is identified in Schedule 5.6. PalEx and Newco hereby agree to indemnify each
              ------------
Stockholder and hold him harmless for any amounts that he is required to pay under such personal guarantees after the Closing.

         5.7.  Agreement to Cooperate.

         (a) Subject to the terms and conditions herein provided, each of the parties hereto will use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of the Companies, all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the transactions contemplated by this Agreement (and, in such case, to proceed with the transactions contemplated by this Agreement as expeditiously as possible).

         (b) Without limitation of the foregoing, to the extent required, each of the Asset Sellers, Owners, Newco, PalEx, and PalEx Mexico undertakes and agrees to file as soon as practicable after the date hereof (i) a Notification and Report Form under the HSR Act with the U.S. Federal Trade Commission and the Antitrust Division and (ii) such other notices and filings as may be required pursuant to other applicable Laws. Each of the Asset Sellers, Owners, Newco, PalEx and PalEx Mexico will (y) use its commercially reasonable efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division, for additional information and documents and (z) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties to this Agreement.

         5.8.  Future Cooperation; Tax Matters.

                  (a) The Owners, the Asset Sellers, Newco, PalEx, and PalEx Mexico shall each deliver or cause to be delivered to the other following the Closing such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. The Asset Sellers and Owners will cooperate in all reasonable respects and use their commercially reasonable efforts to have the present officers, directors and employees of the Companies cooperate in all reasonable respects with PalEx, PalEx Mexico and/or Newco at and after the Closing in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing. The Asset Sellers shall retain liability for all Taxes that are not included in the Assumed Liabilities, including, without limitation, all income, sales or transfer Taxes, if any, resulting from sale of the Assets pursuant to, or other transactions contemplated by, the terms of this Agreement.

                  (b) The parties acknowledge that the transfer of the ownership interests in the Target Companies will terminate the taxable year of each Target Company under section 708 of the Code. The Owners will be liable and obligated for preparing and timely filing each Target Company's U.S. federal income tax return on IRS Form 1065 for each Target Company's Tax year that terminates as a result of such transfer. The Owners will notify PalEx prior to the filing such Tax returns and, at PalEx's election, shall include an election under section 754 of the Code with its Tax return on Form 1065. The Owners will complete the election in accordance with Treas. Reg. ss.1.754-1(b) and otherwise comply with all requirements for a timely and proper election, including, without limitation, filing each Target Company's return and election not later than the time prescribed by paragraph (e) of Treas. Reg. ss.1.6031-1, and will provide assurance reasonably satisfactory to Newco that they have done so and, at Newco's request, copies of such returns. In addition, the Owners will be responsible and liable for preparing all Tax returns of each Target Company for Taxes of any kind for all periods that terminate on or prior to the Closing Date. At the request of the Owners, assuming such Tax returns and the Taxes reflected therein have been calculated on a reasonable basis, Newco shall cause each Target Company to (i) execute all such Tax returns on behalf of each Target Company, and (ii) timely pay any Taxes due on such Target Company's Tax return to the extent such Taxes would be an Assumed Liability if such Target Company was an Asset Seller.

                  (c) Newco shall permit the Owners and their counsel to conduct and settle, at their own expense, any audit or examination of any Target Company's Tax returns to the extent such returns relate to periods on or before the Closing Date; provided, however, that the
                                                --------  -------
         Owners shall promptly notify Newco and PalEx in writing of the issues in such audit or examination that could reasonably be expected to affect Newco or its Affiliates. Newco shall cause each Target Company and its employees to cooperate with the Owners in all commercially reasonable respects in providing access to, and copies of, such Target Company's books, records or supporting information; provided, however,
                                                             --------  -------
        that the

         Owners shall be liable for the payment of a reasonable per diem charge for the time spent in providing such cooperation. Newco shall not permit the Target Companies to destroy or discard any of the Target Companies' books or records within the applicable statutory period for retaining such books or records for Tax purposes. The Owners shall not conduct or settle any such audit or examination in any manner that could reasonably be expected to adversely affect PalEx, Newco or the Target Companies after the Closing without the prior written consent of PalEx.

                  (d) Each of PalEx, PalEx Mexico, and Newco will cooperate in all commercially reasonable respects with the Asset Sellers and the Owners in the preparation of all tax returns covering the period from the beginning of the Companies' current tax years through the Closing. In addition, PalEx, PalEx Mexico and Newco will provide the Asset Sellers and Owners with access to such of its books and records as may be reasonably requested by the Asset Sellers and Owners in connection with federal, state and local Tax matters relating to the Companies and periods ending on or prior to the Closing Date.

                  (e) The income Tax returns of each Target Company for the period ended on the Closing Date shall include income through the end of the Closing Date.

         5.9. Expenses. PalEx, PalEx Mexico or Newco shall pay the fees, expenses and disbursements of PalEx, PalEx Mexico and Newco and their respective agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto and the consummation of the transactions contemplated hereby. The Owners and the Asset Sellers will pay their respective fees, expenses and disbursements and those of the Companies and the Owners' respective agents, representatives, financial advisors, accountants (excluding the fees and expenses of Arthur Andersen LLP's audit of the Financial Statements) and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto and the consummation of the transactions contemplated hereby. PalEx, PalEx Mexico and Newco shall be liable for (a) the filing fees in connection with the filing a Notification and Report Form under the HSR Act with the U.S. Federal Trade Commission and the Antitrust Division, and (b) the fees and expenses of Arthur Andersen LLP in connection with the audit of the Financial Statements.

         5.10. Repayment of Related Party Indebtedness. At or prior to the Closing, the Owners shall repay the Companies all advances to or receivables from any Owner. At the Closing, Newco shall repay the indebtedness for borrowed money as described on Schedule 3.8(b)(v).
                      ------------------
         5.11. Notification of Certain Matters. Each of the Asset Sellers and the Owners, on one hand, and Newco, PalEx Mexico, and PalEx, on the other, agrees to give prompt notice to each other of, and to use their respective commercially reasonable efforts to prevent or promptly remedy, (a) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event whose occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.12. Formation of Target Companies. The Owners hereby covenant and agree as follows:

                  (a) Prior to the Closing, (i) National Pallet, LLC will form and organize a wholly owned subsidiary, NP LLC, (ii) National Pallet - Cincinnati, LLC will form and organize a wholly owned subsidiary, NP Cincinnati, and (iii) National Pallet - Louisiana, L.P. will form and organize a wholly owned subsidiary, NP Louisiana (each such parent company, a "Parent Company" and collectively, the "Parent Companies").
                     --------------                         ----------------
                  (b) Prior to the Closing, each Target Company will be qualified to conduct business in each foreign jurisdiction in which its Parent Company is qualified.

                  (c) Prior to the Closing, each Parent Company will contribute all of its assets and liabilities (excluding the Chep Agreements, but including normal course receivables and payables arising under such agreements that are reflected in the Closing Date Net Working Capital) to its respective Target Company in exchange for 100% of the limited liability company interests in such Target Company, and notwithstanding any other provision hereof, the parties agree that such contribution shall not constitute or cause a breach of any of the provisions hereof.

                  (d) Notwithstanding anything to the contrary herein, no Parent Company shall contribute and no Target Company shall receive or hold any Excluded Asset or assume or be liable for any Excluded Liability.

                  (e) Prior to the Closing, each Parent Company will dividend its membership interest in each Target Company to the equity owners of such Parent Company pro rata based on their ownership of such Parent Company, and thereupon such Target Companies shall constitute "Companies" for all purposes of this Agreement.

         5.13. Chep Agreements. Promptly following the date of this Agreement, the Asset Sellers shall, and the Owners shall cause the Companies to, provide Chep with notice of termination of all their agreements with Chep (the "Chep
                                                                        ----
Agreements") in accordance with their respective terms. The Asset Sellers shall,
----------
and the Owners shall cause the Companies to, use their commercially reasonable efforts to negotiate an agreement with Chep respecting the post notice/pre-termination transition of services under the Chep Agreements. To the extent such agreements have advance notice requirements for such terminations to be effective without liability to the Companies and to the extent such advance notice periods have not expired as of the Closing Date, then at the request of the Companies, Newco shall, and PalEx shall cause Newco to, (a) provide the Companies or their successors the use of assets, employees and administrative services reasonably necessary for such parties to perform their obligations under their Chep Agreements for the remainder of the advance notice periods, (b) provide the use of such assets, employees and administrative services to the Companies or their successors at Newco's and PalEx's cost, which cost shall include allocations of corporate overhead to the same extent such overhead is allocated to PalEx subsidiaries, and (c) bear the operating costs of performing services for Chep during the remainder of the advance notice periods; provided,
                                                                      --------
however, that notwithstanding the foregoing, nothing herein shall be deemed or
-------
construed to provide for the assumption of, and neither PalEx, Newco nor any of their Affiliates shall assume, any liability or obligation, arising or relating to the Chep Agreements or the termination of such agreements other than an obligation to fund operating expenses during the advance notice periods remaining under such agreements as of the Closing Date and except as otherwise expressly included within Assumed Liabilities.

         5.14. Employee Matters.

                (a) Upon the Closing, except with respect to the Management Stockholders, Newco will offer to employ each of the Companies' employees (the "Continuing Employees") on substantially the same terms
                         --------------------
         as such employees were employed by the Companies immediately prior to the Closing Date. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing herein shall be deemed or construed as providing any Continuing Employee any entitlement to continuing employment, and subject to the terms of any employment agreements being assumed by Newco in accordance with the terms of this Agreement, all the Continuing Employees shall be classified as "employees at will."

                (b)(1) Effective as of the Closing Date, the Companies shall cause each of the Continuing Employees to have a fully nonforfeitable right to the Continuing Employee's account balance under the 401(k) plan in which such Company was an adopting employer as of the Closing Date (the "Companies' 401(k) Plan"). PalEx shall take all action
                    ----------------------
         necessary and appropriate to extend coverage, effective as of the Closing Date, under its 401(k) Plan ( "PalEx's Retirement Plan") to the
                                                -----------------------
         Continuing Employees having account balances under the Companies' 401(k) Plan as of the Closing Date. Such Continuing Employees shall be credited under PalEx's Retirement Plan, for eligibility and vesting purposes, with the service credited under the terms of the Companies' 401(k) Plan. The Target Companies and Owners shall provide PalEx with all such information as is necessary for PalEx to carry out its obligations under the foregoing sentence. The Target Companies and Owners shall cause to be made any contributions that are required under the Companies 401(k) Plan for the period prior to the Closing Date, and PalEx shall have no responsibility or liability therefor. Each Continuing Employee shall be permitted to make a lump sum withdrawal of his or her account balance under the Companies' 401(k) Plan to the extent permitted under the Code. PalEx shall cause PalEx's Retirement Plan to accept any direct rollovers with respect to Continuing Employees from the Companies' 401(k) Plan to PalEx's Retirement Plan.

                (2) PalEx agrees that the Continuing Employees and their dependents who are eligible to participate in the Companies' group medical and dental benefit plans as of the

         Closing Date shall be provided by PalEx with coverage under group medical and dental plans on the same terms and conditions under coverage provided for similarly situated PalEx employees (collectively referred to as "PalEx's Health Plans"). Any waiting periods and pre-
                         --------------------
         existing condition provisions may be imposed under PalEx's Health Plans with respect to such Continuing Employees and their eligible dependents only to the extent that such waiting periods and pre-existing condition provisions could have been imposed on such persons under the similar plans maintained by the Companies as in effect immediately prior to the Closing Date.

                  (c)(1) PalEx agrees that all accrued service credit of a Continuing Employee with the Companies' shall continue to be recognized by PalEx for all employee benefit purposes.

                  (2) The Companies and PalEx shall cooperate with each other in all commercially reasonable respects relating to any actions to be taken pursuant to this Section 5.14.
                                ------------

                  (3) PalEx will cause Newco to permit Continuing Employees to schedule and take accrued and earned but unused vacation days with pay, in accordance with the applicable policies of PalEx as in effect as of the Closing Date. Neither PalEx nor Newco shall, however, be responsible or liable for any liability or obligation of the Companies to Continuing Employees for pay in lieu of unused vacation time.


                                  ARTICLE VI
         CONDITIONS TO OBLIGATIONS OF NEWCO, PALEX MEXICO AND PALEX TO
                            CONSUMMATE TRANSACTIONS

         The obligations of Newco, PalEx Mexico and PalEx to close the transactions contemplated by this Agreement at the Closing is, at the option of Newco, PalEx Mexico and PalEx, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by Newco, PalEx Mexico and PalEx in writing; provided, however, Newco's, PalEx
                                          --------  -------
Mexico's and PalEx's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to Newco, PalEx Mexico or PalEx or existing on the Closing Date, and such action shall not prejudice Newco's, PalEx Mexico's or PalEx's right to recover damages for such breach in accordance with this Agreement.

         6.1. Representations and Warranties. The representations and warranties of the Asset Sellers and the Stockholders contained in this Agreement shall be true and correct in all material respects on the date hereof, and shall be true and correct on the Closing Date in all material respects with the same force and effect as if they had been made on and as of the Closing Date.

         6.2. Covenants. The agreements and covenants of the Asset Sellers and the Owners to be performed or complied with on or before the Closing Date pursuant to this Agreement shall have been performed or complied with by them in all material respects.

         6.3. Material Adverse Change. No change having or reasonably expected to have a material adverse effect shall have occurred in the Assets or in the condition (financial or otherwise), business or operations of the Companies, taken as a whole, since the Balance Sheet Date.

         6.4. No Withdrawal of Audit Opinion. Arthur Andersen LLP shall not have withdrawn or qualified its audit opinion relating to the Year-End Financial Statements.

         6.5. Lenders' Consent. The conditions to the consent of PalEx's senior bank lenders to the transactions contemplated by this Agreement, a copy of which consent is attached hereto as Exhibit 6.5, shall have been satisfied.
                                       -----------

         6.6. HSR Termination. The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         6.7. Consents. PalEx shall have received evidence reasonably satisfactory to it that each of the required consents described on Schedule 6.7
                                                                   ------------
have been obtained by the Companies.

         6.8. Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of such transactions or in which divestiture, recission or significant damages are sought in connection with such transactions and no investigation by any governmental agency shall be pending or threatened that might result in any such litigation or other proceeding.

         6.9. Certificates. The Stockholders shall have delivered to PalEx one or more certificates dated as of the Closing Date executed by the Stockholders certifying to the satisfaction of the conditions set forth in Sections 6.1 and
                                                              ------------
6.2 (the "Closing Certificate").
---       -------------------

         6.10. Market Value of IFCO Ordinary Shares. The average U.S. dollar closing price per share of IFCO Ordinary Shares as reported on Nasdaq for the 20 consecutive trading days ending three trading days before the Closing Date shall not be greater than 120% of the Reference Price.

                                  ARTICLE VII
         CONDITIONS TO OBLIGATIONS OF THE ASSET SELLERS AND OWNERS TO
                            CONSUMMATE TRANSACTIONS

         The obligation of the Asset Sellers and Owners to close the transactions contemplated by this Agreement at the Closing is, at the option of the Asset Sellers and Owners, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Asset Sellers and Owners in writing; provided, however, the election of the Asset Sellers and Owners to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Asset Sellers and Owners or existing on the Closing Date, and such action shall not prejudice the rights of the Asset Sellers and Owners to recover damages for such breach in accordance with this Agreement.

         7.1. Representations and Warranties. The representations and warranties of Newco and PalEx contained in this Agreement shall be true and correct in all material respects on the date hereof, and shall be true and correct on the Closing Date in all material respects with the same force and effect as if they had been made on and as of the Closing Date.

         7.2. Covenants. The agreements and covenants of Newco, PalEx Mexico or PalEx to be performed or complied with on or before the Closing Date pursuant to this Agreement shall have been performed or complied with by them in all material respects.

         7.3. Material Adverse Change. No change having or reasonably expected to have a material adverse effect shall have occurred in the condition (financial or otherwise), business, or operations of IFCO.

         7.4. HSR Termination. The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

         7.5. Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement shall have been entered and, on the Closing Date, there shall not be any pending or threatened litigation in any court, or any proceeding by or before any governmental commission, board or agency, with a view to seeking to restrain or prohibit consummation of such transactions or in which divestiture, recission or significant damages are sought in connection with such transactions and no investigation by any governmental agency shall be pending or threatened that might result in any such litigation or other proceeding.

         7.6. Certificates. Newco, PalEx Mexico and PalEx shall have delivered to the Asset Sellers and Owners one or more certificates dated as of the Closing Date duly executed by Newco, PalEx Mexico and PalEx certifying to the satisfaction of the conditions set forth in Sections 7.1 and 7.2.
                                            ------------     ---

         7.7. Market Value of IFCO Ordinary Shares. The average U.S. dollar closing price per share of IFCO Ordinary Shares as reported on Nasdaq for the 20 consecutive trading days ending three trading days before the Closing Date shall not be less than 80% of the Reference Price.


                                 ARTICLE VIII
                                INDEMNIFICATION

         The Asset Sellers, each Stockholder, PalEx, PalEx Mexico, and Newco each make the following covenants:

         8.1. General Indemnification by the Asset Sellers and the Stockholders. Each Asset Seller and each Stockholder covenants and agrees that it or he will, jointly and severally, indemnify, defend, protect and hold harmless PalEx, PalEx Mexico and Newco, and their respective officers, directors, employees, stockholders, agents, representatives and Affiliates from and against all Losses incurred by any of such indemnified persons as a result of or arising from (a) any breach of the representations and warranties of the Asset Sellers and the Stockholders set forth herein or certified in any certificate delivered in accordance with the terms hereof, (b) any Excluded Liability, (c) any liability or obligation of any Target Company to the extent such liability or obligation would be classified as an Excluded Liability if such Target Company were an Asset Seller, (d) except to the extent specifically contemplated in Section
                                                                    -------
5.13, the Companies' agreements with Chep or the termination of such agreements,
----
or (e) any breach or nonfulfillment of any covenant or agreement on the part of any Asset Seller or Owner under this Agreement.

         8.2. Indemnification by PalEx. PalEx covenants and agrees that it will indemnify, defend, protect and hold harmless the Asset Sellers and the Owners, and their respective officers, directors, employees, stockholders, agents, representatives and Affiliates, at all times from and after the date of this Agreement from and against all Losses incurred by such indemnified persons as a result of or arising from (a) any breach of the representations and warranties of PalEx, PalEx Mexico, and Newco set forth herein or certified in any certificate delivered in accordance with the terms hereof, (b) any breach or nonfulfillment of any covenant or agreement on the part of PalEx, PalEx Mexico, or Newco under this Agreement, or (c) Newco's failure to timely perform or otherwise discharge the Assumed Liabilities.

         8.3. Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by
     -----------------
a person not a party to this Agreement ("Third Person"), or the commencement of
                                         ------------
any action or proceeding by a Third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give to the party obligated to provide indemnification pursuant to
Section 8.1 or 8.2 hereof (hereinafter the "Indemnifying Party") written notice
-----------    ---                          ------------------
of such claim or the commencement of such action or proceeding; provided,
                                                                --------
however, that the Indemnified Party's failure to timely provide such notice
-------
shall not affect its right to indemnification hereunder unless, and only to the extent that, such failure materially prejudices the Indemnifying Party's ability to defend such claim. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof or a statement that the amount of such claim cannot be reasonably estimated. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall
                            --------  -------
be entitled, at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof, and the Indemnifying Party shall not settle any such Third Person claim without the consent of the Indemnified Party unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person; provided, however,
                                                          --------  -------
that notwithstanding the foregoing, the Indemnified Party shall be entitled to refuse to consent to any such proposed settlement and the Indemnifying Party's liability hereunder shall not be limited by the amount of the proposed settlement unless such settlement provides for the complete release of the Indemnified Party. If, upon receiving notice, the Indemnifying Party does not timely undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall immediately upon request reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses paid or incurred by the Indemnified Party in connection therewith.

         8.4. Indemnification Deductible. Neither the Owners and the Asset Sellers, on the one hand, nor PalEx and Newco, on the other hand, shall be entitled to indemnification from the other under the provisions of Section
                                                                   -------
8.1(a) or Section 8.2(a), as the case may be, until such time as, and only to
------    --------------
the extent that, the claims subject to indemnification by such other party exceed, in the aggregate, $630,000.

         8.5. Limitation Upon Indemnity; Satisfaction of Indemnification Obligations. Notwithstanding anything to the contrary contained herein, the aggregate indemnification obligation of the Asset Sellers and the Stockholders under Section 8.1(a):
      --------------

                  (a) shall be limited to an aggregate amount of $31,500,000;
         and

                  (b) may, at the option of the Asset Sellers and the Stockholders, be satisfied in cash or by returning the IFCO Ordinary Shares received pursuant to Section 2.3, which shares shall be credited
                                     -----------
         against such obligations at a per share price equal to the Reference Price.

         8.6. Indemnification for Negligence of Indemnitee. THE RIGHTS TO INDEMNIFICATION UNDER THIS ARTICLE VIII INCLUDE RIGHTS TO INDEMNIFICATION FOR
                           ------------
THE RESULTS OF AN INDEMNIFIED PARTY'S ACTUAL OR ALLEGED NEGLIGENCE RELATING TO ANY DUE DILIGENCE INVESTIGATION BY SUCH PARTY OR THE FAILURE TO PERFORM SUCH INVESTIGATION IN CONNECTION WITH THIS AGREEMENT, IF SUCH INDEMNIFIED PARTY WOULD OTHERWISE BE ENTITLED TO INDEMNIFICATION HEREUNDER.

         8.7. Reassignment of Accounts Receivable. In the event of a claim for indemnification by PalEx, PalEx Mexico or Newco as result of a breach of the representation regarding collectability of accounts receivable set forth in
Section 3.6, PalEx, PalEx Mexico, or Newco, as the case may be, shall assign or
-----------
reassign to the Asset Sellers and/or the Owners the account(s) receivable which is subject to the claim for indemnification, and thereafter, such parties shall have the right to collect such account(s) receivables in such manner as they deem appropriate, provided such right shall not include the right to take any
                  --------
action in the name of Newco or the Businesses being acquired pursuant to this Agreement and such parties shall not be entitled to take any action in the capacity of an employee of Newco, PalEx or any Affiliate of PalEx.

         8.8. Exclusive Remedy. The parties hereto agree that, notwithstanding anything to the contrary contained herein, all claims arising as a result of breaches of representations or warranties, or the failure to perform any covenant or agreement, in this Agreement shall be made exclusively under, and be subject to the provisions of, this ARTICLE VIII.
                                   ------------

                                  ARTICLE IX
                           NONCOMPETITION COVENANTS

         9.1. Prohibited Activities.

                  (a) Each Stockholder and Asset Seller will not for the longer of (y) five years following the Closing Date and (z) one year following such Stockholder's voluntary termination of his employment with Newco or its Affiliates or the termination of such individual's employment with Newco "with cause," as determined in accordance with the respective individual's Employment Agreement, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                      (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any Competitive Business within 175 miles of where any Company has a facility or conducts or proposes to conduct business as of the Closing Date or where Newco or an Affiliate of Newco has a facility after the Closing that is, within six months prior to the date of termination of such Stockholder's employment, under such Stockholder's supervision or managerial authority (the "Territory"), provided the actions of the
                                  ---------    --------
                            Stockholders and Asset Sellers with respect to Chep in accordance with Section 5.13 shall not be
                                               ------------
                            considered to be in violation of this Section 9.1;
                                                                  -----------

                      (ii) directly or indirectly hire any person who is, at that time, an employee of PalEx or any of its subsidiaries or call upon any such person for the purpose or with the intent of enticing such employee away from or out of the employ of PalEx or any of its subsidiaries; or

                      (iii) call upon any person or entity which is, at that
                            time, or which has been, within one year prior to that time, a customer of the Companies or PalEx or any of its subsidiaries within the Territory for the purpose of soliciting or selling services or products in a Competitive Business within the Territory.

                  (b) Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Stockholder from acquiring, as a passive investor with no involvement in the operations of the business, not more than one percent of the capital stock of a Competitive Business whose stock is publicly traded on a national securities exchange or the Nasdaq National Market or over-the-counter.

         9.2. Equitable Relief. Because of the difficulty of measuring economic losses to PalEx, PalEx Mexico, and Newco as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to PalEx and Newco for which it would have no other adequate remedy, each Asset Seller and Stockholder agrees that the foregoing covenant may be enforced against it or him by PalEx, PalEx Mexico, or Newco by injunctions, restraining orders and other equitable actions.

         9.3. Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this ARTICLE IX impose a reasonable restraint on each
                            ----------
Asset Seller and Stockholder in light of the activities of the Companies and their Businesses on the date of the execution of this Agreement and the current plans of the Companies.

         9.4.  Severability; Reformation. The covenants in this ARTICLE IX are
                                                                ----------
severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this ARTICLE IX are unreasonable
                                                   ----------
and therefore unenforceable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and this Agreement shall thereby be reformed.

         9.5. Material and Independent Covenant. Each Asset Seller and Stockholder acknowledges that the agreements and the covenants set forth in this
ARTICLE IX are material conditions to PalEx's and Newco's agreements to execute
----------
and deliver this Agreement and to consummate the transactions contemplated hereby. All of the covenants in this ARTICLE IX shall be construed as an
                                     ----------
agreement independent of any other provision in this Agreement.


                                   ARTICLE X
                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         10.1. Obligations of the Asset Sellers and Owners. Each Asset Seller and Owner recognizes and acknowledges that in the past it and he had, currently has, and in the future will have, access to certain confidential information relating to the Businesses being conveyed to Newco and PalEx Mexico pursuant to this Agreement and/or PalEx, such as lists of customers, operational policies, and pricing and cost policies that are, and following the Closing will be, valuable, special and unique assets of Newco, PalEx Mexico, and/or PalEx. Each Asset Seller and Owner agrees that it and he will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose whatsoever, except as is required in the course of performing his duties to Newco, PalEx Mexico, and/or PalEx, unless (a) such information becomes known to the public generally through no fault of any Asset Seller or Owner, or (b) disclosure is required by Law or the order of any Governmental Authority, provided, that prior to disclosing any information
                        --------
pursuant to this clause (b) each Asset Seller and Owner, as applicable, shall,
                 ----------
if possible, give prior written notice thereof to Newco, PalEx Mexico, and PalEx and provide Newco, PalEx Mexico, and PalEx with the opportunity to contest such disclosure. In the event of a breach or threatened breach by any Asset Seller or Owner of the provisions of this Section, PalEx, PalEx Mexico and Newco shall be entitled to an injunction restraining such Asset Seller or Owner from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting PalEx, PalEx Mexico, or Newco from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         10.2. Equitable Relief. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which Newco, PalEx Mexico, and/or PalEx would have no other adequate remedy, each Asset Seller and Owner agrees that the foregoing covenants may be enforced against it and him by injunctions, restraining orders and other equitable actions.

         10.3. Obligations of Newco and PalEx. PalEx and Newco hereby acknowledge that prior to the Closing they are bound by the terms of a confidentiality letter agreement with the Companies dated April 27, 2000.


                                  ARTICLE XI
              FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS
                        ON IFCO SYSTEMS ORDINARY SHARES

         11.1. Compliance with Law. The Asset Sellers and Owners acknowledge that the IFCO Ordinary Shares issued pursuant to the provisions of this Agreement (the "Restricted Shares") will not be registered under the 1933 Act
                -----------------
and therefore may not be resold without compliance with the 1933 Act. The Restricted Shares are being or will be acquired by the Asset Sellers and Owners solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution. The Asset Sellers and Owners covenant, warrant and represent that none of the Restricted Shares will be, directly or indirectly, offered, sold, hedged, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Act and the rules and regulations of the SEC. Notwithstanding the foregoing, the Restricted Shares may be distributed by the Asset Sellers to the Owners, provided each Owner provides PalEx and IFCO a written certification that such Owner's representations set forth in this Section 11.1 and Section 11.3 are
                                               ------------     ------------
true as of the date of such distribution. Certificates representing the Restricted Shares shall bear the following legend:

         The ordinary shares represented by this certificate were not issued in a transaction registered under the Securities Act of 1933, as amended ("Securities Act"), or any applicable state securities laws. The shares represented hereby have been acquired for investment and may not be sold or transferred unless such sale or transfer is covered by an effective registration statement under the Securities Act and applicable state securities laws or, in the opinion of counsel acceptable to issuer, is exempt from the registration requirements of the Securities Act and such laws.

         11.2.  Restriction on Sale or Other Transfer of Restricted Stock.

                  (a) Each Asset Seller and Owner, other than the Farish Stockholder, covenants, warrants and represents that none of the Restricted Shares will be offered, sold, hedged, assigned, pledged, hypothecated, transferred or otherwise disposed of during the two-year period commencing on the Closing Date (the "Lockup Period") and
                                                     -------------
         thereafter only after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC and other applicable Laws, and, during the Lockup Period, neither such Asset Seller nor Owner shall engage in put, call, short-sale, straddle or similar transactions intended to reduce such Asset Seller's or Owner's risk of owning the Restricted Shares. Certificates representing the Restricted Shares shall bear the following legend in addition to the legend under Section 11.1:
                          ------------

                  The shares represented by this certificate are subject to a contractual restriction on transfer and may not be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of during the period of such contractual restriction without the prior written consent of IFCO Systems N.V.

                  (b) The Farish Stockholder and Restricted Shares distributed or distributable to the Farish Stockholder shall be subject to the provisions of Section 11.2(a), except that the Lockup Period shall be a
                       ---------------
         one-year period commencing on the Closing Date.

         11.3. Economic Risk; Accredited Investors. Each Asset Seller and Owner is able to bear the economic risk of an investment in the IFCO Ordinary Shares that may be acquired in accordance with the terms hereof and can afford to sustain a total loss of such investment. Each Asset Seller and Owner has such knowledge and experience in financial and business matters that it or he is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its or his own interests in connection with his acquisition of any IFCO Ordinary Shares in accordance with the terms hereof. Each Asset Seller and Owner represents to IFCO, PalEx and Newco that it or he is an "accredited investor," as that term is defined in Regulation D under the 1933 Act, or that the issuance of IFCO Ordinary Shares to such Asset Seller or Owner in connection with the consummation of the transactions contemplated by this Agreement is otherwise exempt from the registration requirements of the 1933 Act and any applicable state securities Laws. Each Asset Seller and Owner or its or his representatives have had an adequate opportunity to ask questions and receive answers from the officers of IFCO, PalEx and Newco concerning, among other matters, IFCO and PalEx, their management, their plans for the operation of their businesses and potential additional acquisitions.

         11.4. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of IFCO Ordinary Shares to the public without registration, PalEx, PalEx Mexico, and Newco agree to cause IFCO to use its commercially reasonable efforts to:

                  (a) make and keep public information (as such terms are defined in Rule 144) regarding IFCO available;

                  (b) file with the SEC in a timely manner all reports and other documents required of IFCO under the 1933 Act and the 1934 Act; and

                  (c) so long as the Farish Stockholder owns any Restricted Stock during the two years following the Closing Date, furnish to the Farish Stockholder upon written request a written statement by IFCO as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of PalEx, and such other reports and documents so filed as the Farish Stockholder may reasonably request in connection with a sale of Restricted Stock under Rule 144.

                                  ARTICLE XII
                                 MISCELLANEOUS

         12.1. Termination. The obligation to close the transactions contemplated by this Agreement may be terminated by:

                  (a) mutual agreement of the parties hereto;

                  (b) any party hereto, if the conditions precedent to its obligations to close such transactions have not been satisfied or waived by it at the Closing or if the Closing has not occurred on or before October 31, 2000, unless such failure of satisfaction or failure to close is due to the failure or refusal of the terminating party to perform or observe the covenants, agreements and conditions hereof to be performed or observed by it at or before the Closing;

                  (c) Newco, if there has been a breach of the representations or warranties of the Asset Sellers or the Stockholders in this Agreement, or a breach of or failure by the Companies, the Owners, or the Stockholders in the performance of their covenants to be performed at or before the Closing, and if such breach has not been cured within 20 days after receipt of the notice thereof by the Companies, the Owners, or the Stockholders, as the case may be; and

                  (d) the Asset Sellers and the Owners, if there has been a breach of the representations or warranties of Newco, PalEx Mexico, and PalEx in this Agreement, or a breach of or failure by Newco, PalEx Mexico, or PalEx in the performance of its covenants to be performed at or before the Closing, and if such breach has not been cured within 20 days after receipt of the notice thereof by PalEx or Newco, PalEx Mexico, as the case may be.

         12.2. Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of PalEx, Newco, PalEx Mexico, and the Asset Sellers, and the heirs and legal representatives of each Owner.

         12.3. Entire Agreement. This Agreement (including the Schedules, exhibits and annexes attached hereto), the confidentiality letter described in
Section 10.3, and the documents delivered pursuant hereto constitute the entire
------------
agreement and understanding among the Owners, the Asset Sellers, Newco, PalEx Mexico, and PalEx and supersede any prior agreement and understanding relating to the subject matter of this Agreement, including, without limitation, that certain letter of intent dated June 22, 2000, by and among PalEx, the Companies and the Stockholders, as amended or supplemented. This Agreement may be modified or amended only by a written instrument executed by the Owners and the Asset Sellers, Newco, PalEx Mexico and PalEx, acting through their respective officers, duly authorized by their respective Boards of Directors.

         12.4. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.5. Brokers and Agents. Each party represents and warrants that it employed no broker or agent in connection with the transactions contemplated by this Agreement. Each party agrees to indemnify each other party against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         12.6. Notices. All notices and communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party, as follows:

                  (a) If to PalEx or Newco, addressed to them c/o PalEx, Inc., 6829 Flintlock Road, Houston, Texas 77040, Attn: Edward Rhyne, Fax:
         713.332.6146.

                  (b) If to the Stockholders, Owners and/or the Asset Sellers, addressed as set forth on Schedule 12.6, with a copy (which shall not
                                   -------------
         constitute notice) to Richard L. Wynne, Porter & Hedges, L.L.P., 700 Louisiana, 34th Floor, Houston, Texas 77002, Fax: 713.226.0247.

or such other address as any party hereto shall specify pursuant to this Section
                                                                         -------
12.6 from time to time.
----

         12.7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas (without regard to its principles governing conflicts of laws).

         12.8. Survival of Representations and Warranties. The representations and warranties set forth in ARTICLE III and ARTICLE IV shall survive the Closing
                            -----------     ----------
until June 30, 2001 (the "Expiration Date"), except that the representations and
                          ---------------
warranties set forth in Sections 3.7(g), 3.10, and 3.16 hereof shall survive
                        ---------------  ----      ----
until the expiration of the applicable statutory limitations period for third parties to assert claims against the Asset Sellers, Stockholders, Newco or PalEx with respect to the matters covered in such Sections, which shall be deemed to be the Expiration Date for such sections. The respective parties shall remain liable after the Expiration Date for breaches of the representations and warranties set forth in ARTICLE III and ARTICLE IV, provided such breaches are
                        -----------     ----------
asserted in good faith by notice in writing to the alleged breaching party prior to the Expiration Date. Notwithstanding anything to the contrary contained in this Agreement, any party to this Agreement may assert claims based on fraud during the applicable statutory limitations period.

         12.9. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         12.10. Time of Essence. Time is of the essence with respect to this Agreement.

         12.11. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and unenforceable, but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

               [The remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                               PALEX, INC.


                               By: /s/ Edward Rhyne
                                  ----------------------------------------------
                               Name:   Edward Rhyne
                               Title:  Vice President and General Counsel


                               TEXAS PALLET ACQUISITION, INC.


                               By: /s/ Edward Rhyne
                                  ----------------------------------------------
                               Name:   Edward Rhyne
                               Title:  Vice President


                               IFCO SYSTEMS DE MEXICO, S. DE R.L. DE
                               C.V.


                               By: /s/ Edward Rhyne
                                  ----------------------------------------------
                               Name:   Edward Rhyne
                               Title:  Manager


                               TEXAS PALLET, L.P.


                               By: /s/ Craig P. Chambers
                                  ----------------------------------------------
                               Name:   Craig P. Chambers
                               Title:  President of Interstate Pallet Holding
                                       Company, Inc., general partner



                               INTERSTATE PALLET HOLDING COMPANY,
                               INC.


                               By: /s/ Craig P. Chambers
                                  ----------------------------------------------
                               Name:   Craig P. Chambers

                               Title: President


                               NATIONAL PALLET - OKLAHOMA LLC


                               By: /s/ John D. Maclay
                                  ----------------------------------------------
                               Name:   John D. Maclay
                               Title:  Manager


                               TEXAS PALLET HOLDING COMPANY, INC.


                               By: /s/ James J. Murphy IV
                                  ----------------------------------------------
                               Name:   James J. Murphy IV
                               Title:  President


                               TEXAS PALLET SALES COMPANY, L.P.


                               By: /s/ James J. Murphy IV
                                  ----------------------------------------------
                               Name:   James J. Murphy IV
                               Title:  President of Texas Pallet Holding
                                       Company, Inc., general partner


                               TEXAS PALLET FREIGHT COMPANY, L.P.


                               By: /s/ James J. Murphy IV
                                  ----------------------------------------------
                               Name:   James J. Murphy IV
                               Title:  President of Texas Pallet Holding
                                       Company, Inc., general partner


                               TEXAS PALLET RECOVERY, INC.


                               By: /s/ James J. Murphy IV
                                  ----------------------------------------------
                               Name:   James J. Murphy IV
                               Title:  President

                               TEXAS PALLET DE MEXICO, S.A. DE C.V.


                               By: /s/ John D. Maclay
                                  ----------------------------------------------
                               Name:   John D. Maclay
                               Title:  attorney-in-fact for Charles M. Davidson



                               /s/ Craig P. Chambers
                               -------------------------------------------------
                               Craig P. Chambers, Individually



                               /s/ John D. Maclay, Jr., as attorney-in-fact
                               -------------------------------------------------
                               Charles M. Davidson, Individually



                               /s/ John D. Maclay, Jr.
                               -------------------------------------------------
                               John D. Maclay, Jr., Individually



                               /s/ James J. Murphy IV
                               -------------------------------------------------
                               James J. Murphy IV, Individually


                               THE ESTATE OF JOHN D. MACLAY


                               By:    /s/ John D. Maclay
                                      ------------------------------------------
                                      John D. Maclay, Executor



                               1999 CHAMBERS LIMITED PARTNERSHIP


                               By: /s/ Craig P. Chambers
                                  ----------------------------------------------
                               Name:   Craig P. Chambers
                               Title:  General Partner

                               FARISH & FARISH LLC


                               By: /s/ H. S. Farish II
                                  ----------------------------------------------
                               Name:   H. S. Farish II
                               Title:  Member

                               TABLE OF CONTENTS

                                                     ARTICLE I
                                                     ---------
                                                    DEFINITIONS
                                                    -----------
1.1.  Definitions........................................................................................2
                                                                                                         -
1.2.  Interpretation.....................................................................................8
                                                                                                         -

                                                    ARTICLE II
                                                    ----------
                                              THE PLAN OF ACQUISITION
                                              -----------------------
2.1.  The Acquisition....................................................................................8
                                                                                                         -
2.2.  Excluded Assets...................................................................................10
                                                                                                        --
2.3.  Purchase Price....................................................................................11
                                                                                                        --
2.4. Liabilities........................................................................................11
                                                                                                        --
2.5.  Contingent Purchase Price.........................................................................12
                                                                                                        --
2.6.  Conveyance Documents..............................................................................16
                                                                                                        --
2.7.  Post Closing Working Capital Adjustment...........................................................16
                                                                                                        --
2.8.  Allocation of Purchase Price......................................................................18
                                                                                                        --
2.9.  Consent of Third Parties..........................................................................18
                                                                                                        --
2.10.  Closing..........................................................................................19
                                                                                                        --

                                                    ARTICLE III
                                                    -----------
                                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
                                --------------------------------------------------
                                              AND THE ASSET SELLERS
                                              ---------------------
3.1.  Due Organization and Qualification................................................................19
                                                                                                        --
3.2.  Authorization; Non-Contravention; Approvals.......................................................20
                                                                                                        --
3.3.  Capitalization....................................................................................21
                                                                                                        --
3.4.  Financial Statements..............................................................................21
                                                                                                        --
3.5.  Liabilities and Obligations.......................................................................22
                                                                                                        --
3.6.  Accounts and Notes Receivable.....................................................................22
                                                                                                        --
3.7.  Assets............................................................................................22
                                                                                                        --
3.8.  Material Customers, Contracts and Bartering Commitments...........................................23
                                                                                                        --
3.9.  Permits...........................................................................................24
                                                                                                        --
3.10.  Environmental Matters............................................................................24
                                                                                                        --
3.11.  Labor and Employee Relations.....................................................................25
                                                                                                        --
3.12.  Insurance........................................................................................25
                                                                                                        --
3.13.  Compensation; Employment Agreements..............................................................25
                                                                                                        --
3.14.  Employee Benefit Plans...........................................................................25
                                                                                                        --
3.15.  Litigation and Compliance with Law...............................................................26
                                                                                                        --
3.16.  Taxes............................................................................................27
                                                                                                        --
3.17.  Absence of Changes...............................................................................27
                                                                                                        --
3.18.  Accounts with Banks and Brokerages; Powers of Attorney...........................................28
                                                                                                        --
3.19.  Absence of Certain Business Practices............................................................28
                                                                                                        --
3.20.  Competing Lines of Business; Related-Party Transactions..........................................28
                                                                                                        --

3.21.  Intangible Property..............................................................................29
                                                                                                        --
3.22.  Disclosure.......................................................................................29
                                                                                                        --

                                                    ARTICLE IV
                                                    ----------
                                 REPRESENTATIONS AND WARRANTIES OF PALEX AND NEWCO
                                 -------------------------------------------------
4.1.  Organization......................................................................................29
                                                                                                        --
4.2.  Authorization; Non-Contravention; Approvals.......................................................29
                                                                                                        --
4.3.   IFCO Ordinary Shares.............................................................................30
                                                                                                        --
4.4.  Litigation........................................................................................30
                                                                                                        --
4.5.  Absence of Changes................................................................................30
                                                                                                        --
4.6.  No Violation of Law...............................................................................30
                                                                                                        --
4.7.  Disclosure........................................................................................30
                                                                                                        --

                                            ARTICLE V
                                            ---------
                                        CERTAIN COVENANTS
                                        -----------------
5.1.  Access to Information.............................................................................31
                                                                                                        --
5.2.  Conduct of Operations Pending Closing.............................................................32
                                                                                                        --
5.3.  Consents..........................................................................................33
                                                                                                        --
5.4.  Legal Opinion.....................................................................................33
                                                                                                        --
5.5.  Employment Agreements.............................................................................34
                                                                                                        --
5.6.  Release From Guarantees...........................................................................34
                                                                                                        --
5.7.  Agreement to Cooperate............................................................................34
                                                                                                        --
5.8.  Future Cooperation; Tax Matters...................................................................35
                                                                                                        --
5.9.  Expenses..........................................................................................36
                                                                                                        --
5.10.  Repayment of Related Party Indebtedness..........................................................36
                                                                                                        --
5.11.  Notification of Certain Matters..................................................................36
                                                                                                        --
5.12.  Formation of Target Companies....................................................................37
                                                                                                        --
5.13.  Chep Agreements..................................................................................37
                                                                                                        --
5.14.  Employee Matters.................................................................................38
                                                                                                        --

                                           ARTICLE VI
                                           ----------
                  CONDITIONS TO OBLIGATIONS OF NEWCO, PALEX MEXICO AND PALEX TO
                  -------------------------------------------------------------
                                     CONSUMMATE TRANSACTIONS
                                     -----------------------
6.1.  Representations and Warranties....................................................................39
                                                                                                        --
6.2.  Covenants.........................................................................................39
                                                                                                        --
6.3.  Material Adverse Change...........................................................................40
                                                                                                        --
6.4.  No Withdrawal of Audit Opinion....................................................................40
                                                                                                        --
6.5.  Lenders' Consent..................................................................................40
                                                                                                        --
6.6.  HSR Termination...................................................................................40
                                                                                                        --
6.7.  Consents..........................................................................................40
                                                                                                        --
6.8.  Absence of Restraint..............................................................................40
                                                                                                        --
6.9.  Certificates......................................................................................40
                                                                                                        --
6.10.  Market Value of IFCO Ordinary Shares.............................................................40
                                                                                                        --

                                                    ARTICLE VII
                                                    -----------
                           CONDITIONS TO OBLIGATIONS OF THE ASSET SELLERS AND OWNERS TO
                           ------------------------------------------------------------
                                              CONSUMMATE TRANSACTIONS
                                              -----------------------
7.1.  Representations and Warranties....................................................................41
                                                                                                        --
7.2.  Covenants.........................................................................................41
                                                                                                        --
7.3.  Material Adverse Change...........................................................................41
                                                                                                        --
7.4.  HSR Termination...................................................................................41
                                                                                                        --
7.5.  Absence of Restraint..............................................................................41
                                                                                                        --
7.6.  Certificates......................................................................................41
                                                                                                        --
7.7.  Market Value of IFCO Ordinary Shares..............................................................42
                                                                                                        --

                                          ARTICLE VIII
                                          ------------
                                         INDEMNIFICATION
                                         ---------------
8.1.  General Indemnification by the Asset Sellers and the Stockholders.................................42
                                                                                                        --
8.2.  Indemnification by PalEx..........................................................................42
                                                                                                        --
8.3.  Third Person Claims...............................................................................42
                                                                                                        --
8.4.  Indemnification Deductible........................................................................43
                                                                                                        --
8.5.  Limitation Upon Indemnity; Satisfaction of Indemnification Obligations............................43
                                                                                                        --
8.6.  Indemnification for Negligence of Indemnitee......................................................44
                                                                                                        --
8.7.  Reassignment of Accounts Receivable...............................................................44
                                                                                                        --
8.8.  Exclusive Remedy..................................................................................44
                                                                                                        --

                                           ARTICLE IX
                                           ----------
                                    NONCOMPETITION COVENANTS
                                    ------------------------
9.1.  Prohibited Activities.............................................................................44
                                                                                                        --
9.2.  Equitable Relief..................................................................................45
                                                                                                        --
9.3.  Reasonable Restraint..............................................................................45
                                                                                                        --
9.4.  Severability; Reformation.........................................................................46
                                                                                                        --
9.5.  Material and Independent Covenant.................................................................46
                                                                                                        --

                                            ARTICLE X
                                            ---------
                            NONDISCLOSURE OF CONFIDENTIAL INFORMATION
                            -----------------------------------------
10.1.  Obligations of the Asset Sellers and Owners......................................................46
                                                                                                        --
10.2.  Equitable Relief.................................................................................46
                                                                                                        --
10.3.  Obligations of Newco and PalEx...................................................................47
                                                                                                        --

                                           ARTICLE XI
                                           ----------
                       FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS
                       ---------------------------------------------------
                                 ON IFCO SYSTEMS ORDINARY SHARES
                                 -------------------------------
11.1.  Compliance with Law..............................................................................47
                                                                                                        --
11.2.  Restriction on Sale or Other Transfer of Restricted Stock........................................47
                                                                                                        --
11.3.  Economic Risk; Accredited Investors..............................................................48
                                                                                                        --
11.4.  Rule 144 Reporting...............................................................................48
                                                                                                        --


                                                    ARTICLE XII
                                                    -----------
                                                   MISCELLANEOUS
                                                   -------------
12.1.  Termination......................................................................................49
                                                                                                        --
12.2.  Successors and Assigns...........................................................................49
                                                                                                        --
12.3.  Entire Agreement.................................................................................49
                                                                                                        --
12.4.  Counterparts.....................................................................................50
                                                                                                        --
12.5.  Brokers and Agents...............................................................................50
                                                                                                        --
12.6.  Notices..........................................................................................50
                                                                                                        --
12.7.  Governing Law....................................................................................50
                                                                                                        --
12.8.  Survival of Representations and Warranties.......................................................50
                                                                                                        --
12.9.  Exercise of Rights and Remedies..................................................................50
                                                                                                        --
12.10.  Time of Essence.................................................................................51
                                                                                                        --
12.11.  Reformation and Severability....................................................................51
                                                                                                        --

                                   SCHEDULES
                                   ---------

Title                                                                                                     Sche. No.
-----                                                                                                     ---------
Excluded Assets..............................................................................................2.2
                                                                                                             ---
Allocation of Consideration Payable at Closing...............................................................2.3
                                                                                                             ---
Contingent Purchase Price - Southwest Facilities to Transfer Newco...........................................2.5
                                                                                                             ---
Allocation of Purchase Price.................................................................................2.8
                                                                                                             ---
States of Incorporation/Jurisdictions for Conducting Business................................................3.1
                                                                                                             ---
Authorizations/Consents......................................................................................3.2
                                                                                                             ---
Capitalization and Stock Ownership...........................................................................3.3
                                                                                                             ---
Financial Statements.........................................................................................3.4
                                                                                                             ---
Liabilities and Obligations..................................................................................3.5
                                                                                                             ---
Accounts and Notes Receivable................................................................................3.6
                                                                                                             ---
Assets/Real Property/Condition of Assets/Liens/Assets Held By Affiliates.....................................3.7
                                                                                                             ---
Material Customers, Customers and Bartering Commitments......................................................3.8
                                                                                                             ---
Permits......................................................................................................3.9
                                                                                                             ---
Environmental Matters........................................................................................3.10
                                                                                                             ----
Labor and Employee Relations.................................................................................3.11
                                                                                                             ----
Compensation.................................................................................................3.13
                                                                                                             ----
Employee Benefit Plans.......................................................................................3.14
                                                                                                             ----
Litigation and Compliance With Law...........................................................................3.15
                                                                                                             ----
Taxes........................................................................................................3.16
                                                                                                             ----
Absence of Changes...........................................................................................3.17
                                                                                                             ----
Competing Lines of Businesses................................................................................3.20
                                                                                                             ----
Intangible Property..........................................................................................3.21
                                                                                                             ----
Stockholder Guarantees.......................................................................................5.6
                                                                                                             ---
Required Consents............................................................................................6.7
                                                                                                             ---
Addresses for Notices.......................................................................................12.6
                                                                                                            ----

                                   EXHIBITS
                                   --------

Title                                                                                                  Exhibit No.
-----                                                                                                  -----------
Form of Legal Opinion........................................................................................5.4
                                                                                                             ---
Form of Employment Agreements................................................................................5.5
                                                                                                             ---
Copy of Consent of Lenders...................................................................................6.5
                                                                                                             ---